UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
RIMINI STREET, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

Notice is hereby given that the annual meeting of the stockholders (the “Annual Meeting”) of Rimini Street, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 1, 2022, at 12:00 p.m. Pacific Time. With the health and safety of our stockholders, directors, employees and other stakeholders in mind, and to allow our stockholders to participate regardless of geographic location, our 2022 Annual Meeting will again be held by means of a live, virtual-only online webcast.

MEETING INFO		ITEMS OF BUSINESS
¹	DATE AND TIME Wednesday, June 1, 2022 at 12:00 p.m. Pacific Time	The Annual Meeting is being held for the following purposes (which are more fully described in the Proxy Statement, which is attached to and made a part of this Notice):

4	RECORD DATE April 19, 2022
1.To elect the two Class II director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company, each to hold office until the 2025 annual meeting of stockholders and until his or her successor is elected and qualified.
2.To conduct an advisory vote to approve the Company’s executive compensation.
3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

:	MEETING WEBSITE www.cstproxy.com/riministreet/2022
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted live via audio webcast. For instructions on how to attend, vote your shares and/or submit written questions during the Annual Meeting, see the information in the accompanying Proxy Statement in the sections titled “Access to the 2022 Virtual-Only Annual Meeting” and “Questions and Answers about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”

Whether or not you plan to attend the Annual Meeting, you are encouraged to read the accompanying Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions provided. Submitting a vote before the Annual Meeting will not preclude you from updating your vote online during the Annual Meeting.

Who can vote:
Stockholders of record of our common stock at the close of business on April 19, 2022 (the “Record Date”) are entitled to notice of, and to attend and vote at, the Annual Meeting and any postponement or adjournment thereof.

Who may attend:
All stockholders are cordially invited to attend the Annual Meeting. To receive access to the virtual-only Annual Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying Proxy Statement in the section titled “Access to the 2022 Virtual-Only Annual Meeting.”

How you can vote:
Prior to the Annual Meeting, you may vote your proxy by (i) accessing the internet website specified on your proxy card or (ii) marking, signing and returning the enclosed proxy card in the pre-paid postage envelope provided. Stockholders who received their proxy card or voting instruction card through an intermediary (such as a broker or bank) must deliver it in accordance with the instructions given by such intermediary.

During the virtual-only Annual Meeting, you or your proxy holder will be able to submit written questions and to vote at the meeting by visiting www.cstproxy.com/riministreet/2022. To receive access to the virtual-only Annual Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying Proxy Statement.

We look forward to the opportunity to interact with our stockholders at the 2022 Annual Meeting.

By Order of the Board of Directors Rimini Street, Inc.

Sincerely,

/s/ Seth A. Ravin
Seth A. Ravin Chief Executive Officer and Chairman of the Board
Las Vegas, Nevada
April 29, 2022

YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the virtual-only Annual Meeting, you are urged to vote either via the internet website specified on your proxy card or by marking, signing and returning the enclosed proxy card in the pre-paid postage envelope provided. If you hold shares of common stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, your brokerage firm, bank or other nominees can only vote your shares on certain limited matters. It is important that you provide voting instructions because brokers, banks and other nominees do not, for example, have the authority to vote your shares for the election of directors without instructions from you.

TABLE OF CONTENTS

PROXY STATEMENT	1
ACCESS TO THE 2022 VIRTUAL-ONLY ANNUAL MEETING	4
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	4
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	9
Nominees	9
Board Composition	9
Class II Director Nominees — Biographical Information	9
Continuing Directors — Biographical Information	10
Director Nomination Process	13
CORPORATE GOVERNANCE MATTERS	15
Board Structure	15
Corporate Governance Guidelines	16
Code of Business Conduct and Ethics	16
Board Leadership Structure	16
Board Determination of Independence	17
Board of Director Meetings and Attendance; Annual Meeting Attendance	17
Stockholder Communications	18
Committees of the Board of Directors	18
The Board’s Role in Risk Oversight	20
Compensation Committee Interlocks and Insider Participation	21
Policies and Procedures for Related Person Transactions	21
Related Person Transactions	21
Employee, Officer and Director Hedging	22
CORPORATE SOCIAL RESPONSIBILITY	23
Our Mission	23
The Rimini Way	23
Environmental, Social and Governance Practices and “Our 4C’s”	23
ESG Oversight	24
Human Capital Resources - RMNI LOVE™	24
EXECUTIVE COMPENSATION	32
NAMED EXECUTIVE OFFICER COMPENSATION	32
Summary Compensation Table	32
Employment Agreements and Potential Payments upon Termination or Change in Control	34
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2021	37
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	40
PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	41
DIRECTOR COMPENSATION	42
PROPOSAL NO. 3 — PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	44
FEES PAID TO AUDITORS	45
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances	46
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48

OTHER MATTERS AND ADDITIONAL INFORMATION	51
Householding of Proxy Materials	51
Stockholder Proposals to be Presented at the Next Annual Meeting	51
Availability of Annual Report to Stockholders and Report on Form 10-K	51
Other Matters to be Presented for Action at the Annual Meeting	52

PLEASE CAREFULLY READ THE PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE VIRTUAL-ONLY ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO ATTEND THE VIRTUAL-ONLY ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE ON-LINE DURING THE ANNUAL MEETING IF THEY SO DESIRE.

RIMINI STREET, INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS To be Held Wednesday, June 1, 2022
PROXY STATEMENT
The following information is provided to each eligible stockholder in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Rimini Street, Inc. (the “Company”) to be held via live, virtual-only online webcast on Wednesday, June 1, 2022, at 12:00 p.m., Pacific Time.
The enclosed proxy is for use at the Annual Meeting and any postponement or adjournment thereof. This proxy statement (this “Proxy Statement”) and form of proxy are being mailed to stockholders beginning on or about April 29, 2022.
The Company’s principal executive offices are located at 3993 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada, 89169, and the Company’s website is www.riministreet.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 1, 2022. This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2021 Annual Report are available at https://www.cstproxy.com/riministreet/2022 and through our website at the address specified above.
Rimini Street, Inc. | 1

ACCESS TO THE 2022 VIRTUAL-ONLY ANNUAL MEETING
There will be no in-person component to the Annual Meeting, which will be held virtually via live audio webcast. Only (i) stockholders of record of our common stock at the close of business on April 19, 2022 (the “Record Date”) and (ii) beneficial owners of our common stock as of the Record Date who possess a qualifying control number will be entitled to attend, ask questions during and vote during the virtual-only Annual Meeting. Other beneficial owners may attend the virtual-only Annual Meeting as guests but may not submit questions or vote during the meeting unless they receive a legal proxy from their broker or other agent, as described below.
Meeting Website
The live audio webcast of the virtual-only Annual Meeting will be accessible through our Annual Meeting website, and a replay will be made available after the meeting. In addition, our Annual Meeting website includes information regarding how to vote, vote recommendations, contact information and related meeting documentation. Our Annual Meeting website is
www.cstproxy.com/riministreet/2022.
Registered Stockholders — Attending, Voting and Submitting Questions During the Virtual-Only Annual Meeting
If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock Transfer”), and you wish to attend the virtual-only Annual Meeting, go to www.cstproxy.com/riministreet/2022 just prior to the start of the meeting and enter the control number printed on your proxy card.
Registered stockholders can vote prior to the date and time of the Annual Meeting by following the instructions on their proxy cards. Also, registered stockholders can vote or change their vote by visiting our Annual Meeting website and using the vote link at any time before or during the meeting.
Beneficial Stockholders — Attending, Voting and Submitting Questions During the Virtual-Only Annual Meeting
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and this Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online via our meeting website or ask questions during the meeting unless: (i) your voting instruction card and this Notice was forwarded to you on behalf of your broker or other agent by either Broadridge Communications Solutions, Inc. (“Broadridge”) or Mediant Communications, LLC (“Mediant”) or (ii) you obtain a legal proxy from your broker or other agent, as described further below.
•If you wish to vote and submit questions during the virtual-only Annual Meeting and your voting instruction card and this Notice was forwarded to you by either Broadridge or Mediant, you will need the control number included on your voting instruction card (if you received a printed copy of the proxy materials) or included in the email to you (if you if you received your proxy materials by email) in order to be able to vote your shares and submit questions during the Annual Meeting via our Annual Meeting website.
•All other beneficial owners who wish to attend the virtual-only Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mailing a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial owners who submit a valid legal proxy to Continental Stock Transfer will be emailed a meeting control number with instructions for logging into the Annual Meeting website. Beneficial stockholders should contact Continental Stock Transfer for this purpose no later than 3:00 p.m., Eastern Time, on May 30, 2022. If you are unable to obtain a legal proxy, you may attend the virtual-only Annual Meeting as a guest by entering your name and email address into our Annual Meeting website just prior to the start of the meeting. However, you will not be able submit questions or vote during the meeting via our Annual Meeting website.
Rimini Street, Inc. | 2

Conduct of the Meeting
Stockholders participating in the virtual-only Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, to maintain the interactive nature of the virtual meeting, eligible attendees will be able to:
•Vote using the online meeting website; and
•Submit questions or comments in writing to the Company’s directors and officers during the meeting via the virtual-only Annual Meeting webcast.
Eligible attendees may submit questions or comments during the meeting via the virtual-only Annual Meeting webcast by typing in the “Submit a Question” box.

Rimini Street, Inc. | 3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:    What is this document?
A:    This document is the Proxy Statement of Rimini Street, Inc., which is being sent to stockholders in connection with our Annual Meeting. A proxy card is also being provided with this document.
We have tried to make this document simple and easy to understand in accordance with Securities and Exchange Commission (“SEC”) rules. We refer to Rimini Street, Inc. as “we,” “us,” “our,” the “Company” or “Rimini Street.”
Q:    Why am I receiving these materials?
A:    You are receiving these materials because you were one of our stockholders as of the close of business on the Record Date for determining who is entitled to receive notice of and to vote at the Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of Rimini Street common stock upon matters to be considered at the Annual Meeting.
Q:    Who may vote at the Annual Meeting? What are my voting rights?
A:    Our stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Stockholders do not have cumulative voting rights.
Holders of shares of our common stock may cast one vote for each share of common stock held as of the Record Date on each director nominee and on each of the other matters presented at the Annual Meeting. As of the Record Date, there were 87,038,899 shares of our common stock outstanding and entitled to be voted at the Annual Meeting.
Q:    What proposals will be voted on at the Annual Meeting?
A:    There are three proposals to be considered and voted on at the Annual Meeting:
1.To elect two Class II director nominees identified in this Proxy Statement to the Board of Directors (the “Board”), each to serve until the 2025 annual meeting of stockholders and until his or her successor is elected and qualified (the “Election of Directors”).
2.To conduct an advisory vote to approve the Company’s executive compensation (“Say on Pay Proposal”).
3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Ratification Proposal”).
The Company will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Q:    How many shares must be represented to have a quorum and hold the Annual Meeting?
A:    The presence by virtual attendance or by proxy of holders of outstanding shares representing a majority of the voting power as of the Record Date is needed for a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
Q:    How can I attend and vote at the Annual Meeting?
A:    There will be no in-person component to the Annual Meeting, which will be held virtually over the Internet via live audio webcast on Wednesday, June 1, 2022, at 12:00 p.m., Pacific Time, unless postponed or adjourned to a later date. Only stockholders of record as of the Record Date and qualifying beneficial owners as of the Record Date, as described above under the heading “Access to the 2022 Virtual-Only Annual Meeting,” will be entitled to attend the virtual-only Annual Meeting. To attend and vote at the virtual-only Annual Meeting, please follow the instructions as applicable to the nature of your ownership of our common stock contained earlier in this Proxy Statement in the section titled “Access to the 2022 Virtual-Only Annual Meeting.”
Rimini Street, Inc. | 4

Q:    What if during the check-in time or during the virtual-only Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:    The host of our virtual-only Annual Meeting platform, Continental Stock Transfer, will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the Continental Stock Transfer technical support at (917) 262-2373.
Q:    How do I cast my vote?
A:    If you are a stockholder of record on the Record Date, you may vote online during the virtual-only Annual Meeting or in advance of the Annual Meeting. You can vote in advance of the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for internet voting. Please have your proxy card with you if you are going to vote through the internet in advance of the Annual Meeting. During the virtual-only Annual Meeting, you may vote using the online meeting website, as described above in the section titled “Access to the 2022 Virtual-Only Annual Meeting.”
If you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and this Proxy Statement is being forwarded to you by your broker, bank or other nominee, together with a voting instruction card. To vote during the virtual-only Annual Meeting, please follow the instructions applicable to the nature of your ownership of our common stock, as described above in the section titled “Access to the 2022 Virtual-Only Annual Meeting.”
If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”
Q:    How do I vote if my shares are held in “street name” by a broker, bank or other nominee?
A:    If your shares are held by a broker, bank or other nominee, your broker, bank or other nominee (your “Financial Institution”) will send you instructions for voting those shares. Many (but not all) Financial Institutions participate in a program provided through Broadridge Investor Communication Solutions that offers internet and telephone voting options. For more information on whether you as a holder in “street name” can vote your shares through Broadridge Investor Communications Solutions, please contact the Financial Institution that holds your shares (or refer to the information on your voting instruction card).
Q:    How do I change my vote?
A:    You may revoke your proxy and change your vote at any time before it is exercised at the Annual Meeting. You can revoke a proxy by (i) giving written notice to the Company’s secretary at the address listed on the first page of this Proxy Statement, (ii) delivering an executed, later-dated proxy or (iii) if you are eligible to do so, voting during the virtual-only Annual Meeting through our Annual Meeting website. However, attending the virtual-only Annual Meeting via the meeting website will not automatically revoke your proxy unless you also vote during the meeting using the meeting website or specifically request in writing that your proxy be revoked. If your shares of common stock are held in street name and you wish to change or revoke your voting instructions, you should contact your Financial Institution for information on how to do so.
Q:    What is the voting standard for the Election of Directors?
A:    In regard to the Election of Directors, you may vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote for any nominee you specify.
Directors are elected by a plurality of votes present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote. As a result, the two directors receiving the highest number of “FOR” votes will be elected as directors.
Rimini Street, Inc. | 5

Q:    What is the voting standard for the Say on Pay Proposal?
A:    You may vote “FOR,” “AGAINST” or “ABSTAIN” on the Say on Pay Proposal.
The approval of the Say on Pay Proposal requires the affirmative vote of a majority of the voting power of the shares present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.
This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee of the Board (the “Compensation Committee”). However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against the Say on Pay Proposal, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Abstentions will have the same effect as a vote cast “AGAINST” the Say on Pay Proposal.
Q:    What is the voting standard for the Auditor Ratification Proposal?
A:    You may vote “FOR,” “AGAINST” or “ABSTAIN” on the Auditor Ratification Proposal.
The approval of the Auditor Ratification Proposal requires the affirmative vote of a majority of the voting power of the shares present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.
Abstentions will have the same effect as a vote cast “AGAINST” the Auditor Ratification Proposal.
Q:    How does the Company’s Board of Directors recommend that I vote?
A:    The Board unanimously recommends that you vote:
•“FOR” the election of each of the Class II director nominees to the Board identified in this Proxy Statement;
•“FOR” the Say on Pay Proposal; and
•“FOR” the Auditor Ratification Proposal.
Q:    What are “broker votes” and “broker non-votes?”
A:    On certain “routine” matters, Financial Institutions have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a Financial Institution votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Annual Meeting, the Auditor Ratification Proposal is considered a “routine” matter.
Under New York Stock Exchange (“NYSE”) requirements generally applicable to member Financial Institutions, each of the Election of Directors and the Say on Pay Proposal is considered a “non-routine” matter for which Financial Institutions do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Annual Meeting, if you hold your stock through an account at a Financial Institution, your Financial Institution may not vote your shares on your behalf on these proposals without receiving instructions from you. When a Financial Institution does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.
We encourage you to provide voting instructions to your Financial Institution so that your shares will be voted at the Annual Meeting on all matters up for consideration.
Q:    What information is available on the internet?
A:    A copy of this Proxy Statement and our 2021 Annual Report to Stockholders is available for download free of charge at https://www.cstproxy.com/riministreet/2022.
Rimini Street, Inc. | 6

Our website address is www.riministreet.com. We use our website as a channel of distribution for important information about us. Important information, including press releases, investor presentations and financial information regarding Rimini Street, is routinely posted on and accessible on the “Investor Relations” subpage of our website.
In addition, we make available on the “Investor Relations” subpage of our website free of charge the reports we file with the SEC (e.g., our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, and beneficial ownership reports on Forms 3, 4 and 5). Further, copies of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), our Code of Business Conduct and Ethics, our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”) and the charters for the Audit, Compensation and Nominating & Corporate Governance Committees of the Board are also available on the “Investor Relations” subpage of our website.
Information from our website is not incorporated by reference into this Proxy Statement.
Q:    What if I return my proxy card (or complete the internet voting procedures) but do not provide voting instructions?
A:    The Board has named Seth A. Ravin, our Chief Executive Officer and Chairman of the Board, and Andrew J. Terry, our Group Vice President, Deputy General Counsel, Corporate and Corporate Secretary, as official proxy holders. They will vote all proxies, or record an abstention or withholding as applicable, in accordance with the instructions you provide.
IF YOU ARE A REGISTERED HOLDER AND SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE INTERNET VOTING PROCEDURES BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS ON EACH PROPOSAL.
Q:    Who is soliciting my vote?
A:    Our Board is soliciting your vote for matters being submitted for stockholder approval at the Annual Meeting.
Q:    Who will bear the cost for soliciting votes for the Annual Meeting?
A:    We will bear the cost of soliciting proxies. In addition to the use of mail, our directors, officers and non-officer employees may solicit proxies in person or by telephone or other means. These persons will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. Morrow Sodali LLC has been retained by the Company to provide broker search and materials distribution services, as well as serve as the Company’s Administration Agent for the Annual Meeting, for a fee of $7,500 plus distribution costs and other expenses. We have also made arrangements with certain Financial Institutions and other custodians to forward this material to the beneficial owners of our common stock, and we will reimburse them for their reasonable out-of-pocket expenses.
Q:    Who will count the votes?
A:    We have hired our Transfer Agent, Continental Stock Transfer, to tabulate the votes cast at the Annual Meeting and be responsible for determining whether or not a quorum is present.
Q:    Where can I find voting results of the Annual Meeting?
A:    We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting (a copy of which will be available on the “Investors Relations” subpage of our website).
Q:    May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?
A:    You may submit proposals for consideration at future stockholder meetings, including director nominations, if you satisfy the applicable requirements. Please see “Other Matters and Additional Information” for more details.
Rimini Street, Inc. | 7

Q:    Whom should I contact with questions about the Annual Meeting?
A:    If you have any questions about this Proxy Statement or the Annual Meeting, please contact the Rimini Street Investor Relations Department by email at IR@riministreet.com or by calling (925) 523-7636.
Q:    What if I have more than one account?
A:    Please vote proxies for all accounts so that all your shares are voted. You may be able to consolidate multiple accounts through our Transfer Agent, Continental Stock Transfer, online at www.continentalstock.com or by calling (212) 509-4000.
Q:    Will a list of stockholders entitled to vote at the Annual Meeting be available?
A:    In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, call our Investor Relations Department at (925) 523-7636. In addition, the list of stockholders entitled to vote at the Annual Meeting will be available for examination during the Annual Meeting via the online meeting website.
Q:    What are the implications of transitioning from “smaller reporting company” status?
A:    As of December 31, 2021, we no longer met the definition of a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) because our public float was greater than $250 million as of the last business day of our most recently completed second fiscal quarter. However, we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies relating to items that are incorporated by reference into Part III of our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, as filed with the SEC on March 2, 2022 (our “2021 Annual Report on Form 10-K”). These exemptions include reduced disclosure obligations regarding our executive compensation arrangements and exemption from being required to include a Compensation Discussion and Analysis section in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Rimini Street, Inc. | 8

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Nominees
The Board has nominated each of the Class II directors named below for election at the Annual Meeting. All of the nominees currently serve as directors. Each person elected will serve until the 2025 annual meeting of stockholders and until his or her successor has been elected and qualified. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for such substitute nominee.
The Nominating & Corporate Governance Committee of the Board (the “Nominating Committee”) is responsible for director recruitment and recommending to the Board all director nominees. Stockholders who wish to recommend a person for consideration as a director nominee should follow the procedures described below under the heading “Stockholder Recommendation of Nominees.” The Board selected the nominees for election at the Annual Meeting upon the recommendation of the members of the Nominating Committee.
Board Composition
The following table sets forth the names, ages and positions of the members of the Board as of April 29, 2022:

Name	Age	Position(s) with the Company

Class I Directors (term continues through 2024)
Margaret (Peggy) Taylor(1)(2)	71	Lead Independent Director; Chair of Compensation Committee
Jack L. Acosta(2)	74	Director; Chair of Audit Committee

Class II Directors (for term through 2025)
Katrinka B. McCallum(2)	56	Director
Robin Murray(3)	54	Director

Class III Directors (term continues through 2023)
Seth A. Ravin	55	Chairman of the Board and Chief Executive Officer
Steve Capelli(1)(2)(3)	64	Director; Chair of the Nominating Committee
Jay Snyder(1)(3)	51	Director
_____________________________
(1)    Member of the Compensation Committee
(2)    Member of the Audit Committee
(3)    Member of the Nominating Committee
Board Diversity Matrix

Board Diversity Matrix (as of April 29, 2022)
	Female	Male
Total Number of Directors	7
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
White	2	5

Rimini Street, Inc. | 9

Class II Director Nominees — Biographical Information

Ms. McCallum has served as a member of the Board since October 2021. Most recently (until May 2020), Ms. McCallum was Vice President of Customer and Product Experience at Red Hat, Inc., a leading provider of enterprise open-source solutions, which was acquired by IBM in 2019. She joined Red Hat in 2007 as VP of Investor Relations and served in a variety of senior executive positions within the Products & Technologies organization during her tenure there. During her career that spans more than two decades in enterprise software, Ms. McCallum led business units, sales and marketing organizations as well as engineering and operations teams. Since May 2020, she has served as a private investor and advisor. Ms. McCallum serves on the board of directors of Intrusion Inc. (Nasdaq: INTZ), a publicly traded provider of cyberattack prevention solutions, where she also serves as chair of the audit committee and a member of the nominating and governance committee of the board. She was appointed to the board of the North Carolina Board of Science, Technology and Innovation in February 2021. Ms. McCallum holds an M.B.A. from The Fuqua School of Business at Duke University, a B.A. in Economics from Wellesley College, and a Certificate in Accounting from Northeastern University. She is a Certified Public Accountant (inactive).

DIRECTOR QUALIFICATIONS: We believe Ms. McCallum is qualified to serve as a member of our Board because of her extensive experience in the enterprise software industry, her expertise in finance matters, customer experience and operational scaling, and her general business acumen across a broad range of public, private and non-profit organizations.

KATRINKA B. McCALLUM
Age: 54 Director Since: 2021 Committee: Audit

Mr. Murray has served as a member of the Board since October 2017, and previously served on the board of directors of Rimini Street, Inc., a Nevada corporation, which was a predecessor entity to the Company (“RSI”), from June 2009 until October 2017. Mr. Murray is a partner at Adams Street Partners, LLC (“ASP”), a private market investments firm and affiliate of the Company, which he joined in 2008. From 2001 to 2008, Mr. Murray served as a partner at 3i Ventures Corporation, a private equity and venture capital firm, where he led the Menlo Park, California office. From 1997 to 2001, Mr. Murray served as Chief Financial Officer of both iPIN Corporation, an electronic payment technology company ultimately acquired by Intel Corporation, and Ubicoms Ltd, a company acquired by The Hackett Group. From 1988 to 1995, Mr. Murray served in various roles in the London offices of J Sainsbury plc and Ernst & Young. Mr. Murray qualified as a Chartered Accountant with the Institute of Chartered Accountants of England & Wales. He holds a Bachelor of Science degree in Chemistry from Bristol University, England and a Masters of Business Administration from Stanford University Graduate School of Business.
DIRECTOR QUALIFICATIONS: We believe Mr. Murray is qualified to serve as a member of our Board because of his substantial corporate finance, business strategy and corporate development expertise gained from his significant experience in the venture capital industry analyzing, investing in and serving on the boards of directors of various technology companies. We also value his perspective as a representative of our largest stockholder.

ROBIN MURRAY
Age: 56 Director Since: 2009 Committee: Nominating

Rimini Street, Inc. | 10

Continuing Directors — Biographical Information

Mr. Acosta has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from October 2013 until October 2017. Mr. Acosta served as Chief Financial Officer and Vice President, Finance of Portal Software, a software company acquired by Oracle Corporation, from February 1999 until his retirement in September 2001. Since September 2001, he has served as a private investor/advisor. In addition, Mr. Acosta served as Secretary of Portal Software from February 1999 to April 1999. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer of Sybase, Inc., a database company acquired by SAP AG. Mr. Acosta serves on the Board of Directors of Five9, Inc. (Nasdaq: FIVN), a provider of cloud software for contact centers. From March 2004 to July 2009, Mr. Acosta served on the Board of Directors of SumTotal Systems, Inc., a provider of learning, performance and compensation management software and services. Mr. Acosta has served and continues to serve as a member of various private company boards of directors. Mr. Acosta holds a Bachelor of Science degree in Industrial Relations from California State University, East Bay, a Masters of Science degree in Management Sciences from California State University, East Bay and an Honorary Doctor of Humane Letters degree from California State University, East Bay.
DIRECTOR QUALIFICATIONS: We believe Mr. Acosta is qualified to serve as a member of our Board because of his extensive experience in the enterprise software industry, his expertise in finance matters and his service on the boards of directors of various technology companies.

JACK ACOSTA
Age: 74 Director Since: 2013 Committee: Audit (Chair)

Mr. Capelli has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from January 2014 until October 2017. Since October 2020, he has served as a private investor/advisor. Prior to his retirement in October 2020, Mr. Capelli was the Chief Revenue Officer of Blackberry Limited, an enterprise software and services company, a position he held from October 2019. From October 2016 until October 2019, Mr. Capelli served as Blackberry Limited’s Chief Financial Officer. He also served as Blackberry Limited’s Chief Operating Officer from March 2018 until February 2019. Previously, Mr. Capelli served in various management positions at Sybase, Inc., an enterprise software and services company acquired by SAP, from December 1997 to April 2012, most recently as President, Worldwide Field Operations, from August 2006 to April 2012. Mr. Capelli served as a private investor/advisor from April 2012 until joining Blackberry Limited in October 2016. From August 1992 to December 1997, Mr. Capelli served in various management positions at Siemens-Pyramid, a subsidiary of Siemens Nixdorf, a computer and electronics company, including as Chief Financial Officer, Vice President of InterContinental Sales, and Director of Field Operations. From January 2005 to November 2005, Mr. Capelli served on the Board of Directors of Apropos Technology, Inc., a publicly traded business communication software firm. In addition, Mr. Capelli has served and continues to serve as a member of the Board of Directors of various private companies and in October 2020 was appointed the Chairman of the Board of Directors of MLOGICA, LLC, a technology and product consulting company. Mr. Capelli holds a Bachelor of Science degree in Accounting from The College of New Jersey and a Masters of Business Administration from Rutgers University.
DIRECTOR QUALIFICATIONS: We believe Mr. Capelli is qualified to serve as a member of our Board because of his extensive experience in the enterprise software industry and serving on boards of directors of various technology companies.

STEVE CAPELLI
Age: 64 Director Since: 2014 Committees: Nominating (Chair); Audit; Compensation

Rimini Street, Inc. | 11

Continuing Directors — Biographical Information

Mr. Ravin founded Rimini Street and has served as our (and prior to October 2017, RSI’s) Chief Executive Officer, Chairman of the Board and a director since September 2005 and also served as President from September 2005 to January 2011. Prior to founding Rimini Street, Mr. Ravin served in various executive roles at TomorrowNow, Inc. from May 2002 to April 2005, most recently as President and a board director. TomorrowNow, Inc. was a supplier of software maintenance and support services for Oracle’s PeopleSoft and J.D. Edwards applications, and was acquired in January 2005 as a wholly-owned subsidiary of SAP America, Inc. From April 2000 to March 2001, Mr. Ravin served as Vice President of Inside Sales for Saba Software, Inc., a provider of e-Learning and human resource management software. From April 1996 to April 2000, Mr. Ravin served in various management roles at PeopleSoft, Inc., an enterprise software company acquired by Oracle, most recently as a Vice President of the Customer Sales Division. Mr. Ravin holds a Bachelor of Science degree in Business Administration from the University of Southern California.

DIRECTOR QUALIFICATIONS: We believe Mr. Ravin is qualified to serve as a member of our Board because of the perspective and experience he brings as Rimini Street’s Chief Executive Officer. We also value his deep understanding of Rimini Street’s business as it has evolved over time and his extensive senior management expertise in the software maintenance and support services industry.

SETH RAVIN
Age: 55 Director Since: 2005 Chairman of the Board

Mr. Snyder has served as a member of the Board since June 2020. He is the Senior Vice President, Customer Strategy and Solutions at UiPath, an enterprise automation software company, where he leads the Industries, Value Engineering, Services and Customer Success organization. He joined UiPath in January 2021 after serving as Executive Vice President and Chief Customer Officer of New Relic, Inc., a software analysis platform provider. Prior to joining New Relic, Inc. in May 2020, he was Senior Vice President, Global Alliances, Service Providers and Industries of Dell Technologies, a digital technology solutions, products and services company, a position he held from May 2015. Previously, he served in various management positions at Dell Technologies, including Senior Vice President, Americas Global Services (January 2014 to June 2015), Chief Operating Officer, Americas Sales and Customer Operations (January 2013 to December 2014) and Area Vice President Sales, Northern California (February 2008 to December 2012). He also served in various management positions at Dell Technologies’ predecessor entity, Dell EMC, including GM/Americas Sales Lead, EMC Consulting (2002-2008) and Director West Division; Channels, Alliances and Business Development (1999-2002), as well as at PeopleSoft, Inc., an enterprise software company (acquired by Oracle Corporation), including Director, Technology Alliances and Business Development (January 1999 to December 1999) and Manager, Strategic Services (February 1998 to December 1998). Mr. Snyder holds a Bachelor of Science, Economics and Finance from Bentley University.
DIRECTOR QUALIFICATIONS: We believe Mr. Snyder is qualified to serve as a member of our Board because of his extensive software operational experience as well as industry experience in customer service-oriented technology companies.

JAY SNYDER
Age: 51 Director Since: 2020 Committees: Nominating; Compensation

Rimini Street, Inc. | 12

Continuing Directors — Biographical Information

Ms. Taylor has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from January 2014 until October 2017. Ms. Taylor served as President of PeopleSoft Investments, Inc., an investment management and advisory services company and subsidiary of PeopleSoft, Inc., an enterprise software company (acquired by Oracle Corporation), from January 2000 until her retirement in January 2005, and as Senior Vice President of Corporate Operations of PeopleSoft, Inc. from January 1989 to December 1999. Since January 2005, she has served as a private investor/advisor. From January 2000 to December 2003, Ms. Taylor served as President of Nevada Pacific Development Corp., a consulting services firm. From December 1999 to December 2000, Ms. Taylor served as Chief Executive Officer of Venture Builders, LLC, a consulting company for start-up businesses. From May 1986 to October 1988, Ms. Taylor served as a Vice President of Trust and Investment Management at Hibernia Bank, a financial institution. From January 1983 to October 1985, Ms. Taylor served as Vice President of Organization, Planning, and Development at Bank of California, a financial institution. In addition, Ms. Taylor has served on the Board of Directors of Q2 Holdings, Inc., a publicly-traded provider of digital transformation solutions for banking and lending, from June 2020 until present, and served on the Board of Fair Isaac Corporation, a publicly-traded decision analytics company, from December 1999 to February 2012. She has also served and continues to serve as a member of the Board of Directors of various private companies. Ms. Taylor holds a Bachelor of Arts degree in Communications and Psychology from Lone Mountain College of California. Ms. Taylor has also completed the Corporate Governance Program at Stanford Business School and the Compensation Committees Program at Harvard Business School.
DIRECTOR QUALIFICATIONS: We believe Ms. Taylor is qualified to serve as a member of our Board because of her extensive experience in the enterprise software industry and serving on boards of directors of various technology companies.

MARGARET (PEGGY) TAYLOR
Age: 71 Director Since: 2014 Lead Independent Director Committees: Compensation (Chair); Audit

Director Nomination Process
Criteria and Diversity
Per our Corporate Governance Guidelines and the Charter for the Nominating Committee, the Nominating Committee determines, as appropriate, the desired qualifications, qualities, skills and other expertise required to be a director and recommends to the full Board criteria to be considered in selecting director nominees, including, but not limited to, attributes of character, judgment, diversity (including as defined by the rules of the Nasdaq Stock Market LLC (the “Nasdaq Rules”)), age, expertise, corporate experience, length of service and other time commitments.
The Nominating Committee reviews on an annual basis, in the context of recommending a slate of directors for stockholder approval, the composition of the Board. In determining whether to recommend a director for re-election, the Nominating Committee considers the director’s character and integrity, past attendance at meetings, participation in and contributions to the activities of the Board and the Company, and ability to contribute to the diversity of experience and perspectives on the Board. The Nominating Committee assesses its effectiveness in this regard as part of its annual review of Board composition.
Stockholder Recommendations of Nominees
Per our Corporate Governance Guidelines, it is the policy of the Board that the Nominating Committee consider recommendations for candidates to the Board from stockholders. Stockholders may recommend director nominees for consideration by the Nominating Committee by meeting the requirements set forth our Bylaws. Following verification of the stockholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating Committee. The Nominating Committee does not formally distinguish between candidates recommended by stockholders and candidates recommended by other directors, management and others (including third-party search firms, which the Nominating Committee may retain from time to time). Stockholders who desire to nominate persons directly for election to the Board at the Company’s annual meeting of stockholders must meet the deadlines and other requirements set forth in our Bylaws.
Rimini Street, Inc. | 13

Board of Directors Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES IDENTIFIED ABOVE.
Vote Required
Directors are elected by a plurality of the votes present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.

Rimini Street, Inc. | 14

CORPORATE GOVERNANCE MATTERS

Best Practices
◆	Director Independence: All directors are independent other than our Chairman and Chief Executive Officer, who is the only member of management serving on the Board	◆	Annual Evaluations: Annual Board and Board committee evaluations promote Board and Board Committee effectiveness

◆	Independent Director Executive Sessions: Our independent directors meet regularly in executive sessions without the presence of our corporate officers or Chairman and Chief Executive Officer	◆	Board Oversight of Succession Planning: The Compensation Committee oversees the development and implementation of succession plans for senior leadership positions

◆
Outside Board Policy: We limit the number of other public company boards our directors may join to ensure a director is not “overboarded” and is able to devote the appropriate amount of time and attention to their oversight responsibilities
◆
Board Access to Independent Advisors: The Board and its committees may hire independent advisors, such as auditors, compensation consultants, legal counsel and other advisors as it determines appropriate, to assist in the performance of their functions

◆	Shareholder Engagement: Members of our management regularly engage with stockholders to solicit feedback, address concerns and provide perspective on our business strategy	◆	Hedging and Pledging Prohibited: Under the terms of our Insider Trading Policy, all directors and executive officers are prohibited from hedging and pledging Company securities

◆
Board Oversight of Strategic Plan: Annually, a separate Board meeting is devoted solely to the long-term strategy of the Company, in addition to regular discussions about Company strategy at meetings throughout the year
◆
Single Class Voting Structure: We have redeemed all of our formerly outstanding 13.00% Series A Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) and have a single class voting structure (one share, one vote)

◆
Annual Review of Key Governance Documents: No less than annually, our internal and external legal advisors review the terms of our key governance documents, such as our Corporate Governance Guidelines and Board committee charters
		◆	Board Committee Independence: All Board committees are comprised exclusively of independent directors

Board Structure
Our business affairs are managed under the direction of the Board. Our Board consists of seven members, six of whom qualify as independent within the meaning of the independent director guidelines of the Nasdaq Global Market (the “Nasdaq Global Market” or “Nasdaq”). Mr. Ravin is not. For additional information, please see the disclosure under the heading “Board Determination of Independence,” below.
Per our Certificate of Incorporation, the Board is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:
•The Class I directors are Margaret (Peggy) Taylor and Jack L. Acosta, and their terms will expire at the 2024 annual meeting of stockholders.
•The Class II directors are Katrinka McCallum and Robin Murray. The terms for Ms. McCallum and Mr. Murray, who are nominated for re-election at the Annual Meeting, will expire at the Annual Meeting, subject to their re-election at the Annual Meeting for a new term.
•The Class III directors are Seth A. Ravin, Steve Capelli and Jay Snyder, and their terms will expire at the 2023 annual meeting of stockholders.
Our Certificate of Incorporation and Bylaws provide that the number of directors, which is fixed at seven members as of the date of this Proxy Statement, may be increased or decreased from time to time by a resolution of the Board.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors generally will be distributed among the three
Rimini Street, Inc. | 15

classes so that, as nearly as practicable, each class will consist of approximately one-third of the total number of directors. This classification of the Board may have the effect of delaying or preventing changes in control of the Company.
There are no family relationships among any of our directors, director nominees or executive officers.

Corporate Governance Guidelines
    Our Board has adopted Corporate Governance Guidelines outlining the corporate governance policies pursuant to which the Board oversees the business and strategy of the Company, addressing items such as the qualifications and responsibilities of our directors and director candidates and the specific oversight responsibilities of the Board. As part of an overall annual review of the Company’s corporate governance policies, in October 2021, the Board, upon the recommendation of the Nominating Committee, amended the Corporate Governance Guidelines to harmonize certain provisions with amendments to the charters for the Audit and Nominating Committees that were also approved by the Board in October 2021 upon the recommendation of the respective committees. The October 2021 amendments to the Corporate Governance Guidelines also provided enhancements to the provisions addressing the obligations of our Board members to protect and keep confidential all non-public information related to the Company and the provisions addressing the Board’s risk oversight responsibilities. You can find a copy of our Corporate Governance Guidelines on the “Investor Relations” subpage of our website.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The purpose of the Code of Business Conduct and Ethics is to promote ethical conduct and deter wrongdoing. The policies outlined in the Code of Business Conduct and Ethics are designed to ensure that our employees, including our executive officers and members of the Board, act in accordance with not only the letter but also the spirit of the laws and regulations that apply to our business.
Effective January 1, 2022, the Company’s Ethics and Compliance function became a stand-alone department under the leadership of its Group Vice President and Chief Counsel, Chief Ethics & Compliance Officer, who reports directly to both the Chief Executive Officer and the Audit Committee. In addition to being accountable for promoting, monitoring and enforcing the Code of Business Conduct and Ethics under the oversight of the Board and Chair of the Audit Committee, the Ethics & Compliance Department is responsible for the Company’s contract compliance, investigations and data privacy functions and works in parallel with the Company’s in-house Legal Department on matters relating to corporate governance and regulatory compliance.
You can find a copy of our Code of Business Conduct and Ethics, as well as other Company corporate governance and compliance policies, on the “Investor Relations” subpage of our website.
We will post amendments to or waivers from our Code of Business Conduct and Ethics with respect to directors and executive officers on our website within four business days of such amendment or waiver.
Board Leadership Structure
    Our Corporate Governance Guidelines provide that at any time when the Chairman of the Board is not an independent director, the Board shall elect a “Lead Independent Director” in order to facilitate communications between Company management and non-employee directors. Because the Chairman of the Board, Mr. Ravin, also serves as our Chief Executive Officer, the Board has appointed Ms. Taylor to serve as its Lead Independent Director. As Lead Independent Director, Ms. Taylor communicates with our Chief Executive Officer and Chairman of the Board regarding feedback from executive sessions of the non-employee and/or independent directors, for which she is responsible for scheduling, preparing the agendas and chairing. She also serves as a liaison between members of our executive management and our non-employee and/or independent directors, disseminating information to the rest of the Board in a timely manner and raising issues with management on behalf of the non-employee and/or independent directors when appropriate.
    As Chairman of the Board, Mr. Ravin is directly responsible for Board management, in particular by chairing Board meetings, providing input on the agendas for Board and Board committee meetings, evaluating the membership and chairs for Board committees and the effectiveness of the committees, and encouraging the Company’s non-employee and/or independent directors to meet regularly without management present.
Rimini Street, Inc. | 16

    The Board believes that this structure is currently appropriate for the Company as it permits our Chief Executive Officer to speak for and lead the Company and Board while also providing for effective oversight and independent leadership by an independent director.
Board Determination of Independence
    Our Board has reviewed and analyzed the independence of each director, including each of the two Class II director nominees. The purpose of the review was to consider whether any particular relationships or transactions involving directors or their affiliates or immediate family members (i) were inconsistent with a determination that a particular director is independent for purposes of serving on the Board and its committees or (ii) could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. During this review, the Board examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships. They also specifically considered each of the transactions identified under the heading “Related Person Transactions” below.
The Company’s common stock is listed on the Nasdaq Global Market. Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act
In order to be considered independent for purposes of Rule 10A-3 and Rule 10C-1, a member of an audit committee or a compensation committee of a listed company generally may not, other than in his or her capacity as a member of the committee, the Board, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Following its most recent independence review, which was conducted in connection with the preparation of this Proxy Statement, the Board determined that Mses. McCallum and Taylor and Messrs. Acosta, Capelli, Murray and Snyder, representing six of the Company’s current seven directors and all of the members of the Audit, Compensation and Nominating Committees, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Market.
Board of Director Meetings and Attendance; Annual Meeting Attendance
    The Board holds regularly scheduled board meetings quarterly, and typically each Board committee meets separately in connection with these meetings. Prior to the temporary closure of the Company’s offices worldwide in 2020 as a result of the COVID-19 pandemic, these regularly scheduled quarterly Board and committee meetings were held in-person. Beginning in the second quarter of fiscal 2020 and continuing through the end of fiscal 2021, the Company transitioned its regularly scheduled in-person quarterly Board and committee meetings to a videoconference format. As of the first quarter of 2022, the Company has resumed holding in-person quarterly Board meetings with the option of attending via videoconference for any meeting attendee who has health and safety travel concerns or who is restricted from travel. The Board holds mid-quarter meetings, and the Board and each committee hold videoconference meetings in between quarterly meetings as needed.
In 2021, the Board held 13 meetings (one jointly held with each of the Board committees and one jointly held with the Audit Committee); the Audit Committee held eight meetings (one jointly held with the full Board and each of the Board committees and one jointly held with the full Board); the Compensation Committee held five meetings (one jointly held with the full Board and each of the Board committees); and the Nominating Committee held five meetings (one jointly held with the full Board and each of the Board committees). Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served during 2021.
    Our 2021 annual meeting of stockholders was held on June 2, 2021 in a virtual-only format conducted via live audio webcast. All directors nominated for election at the 2021 annual meeting of stockholders and all incumbent directors with terms expiring after the date of the 2021 annual meeting of stockholders attended the 2021 annual meeting.
Rimini Street, Inc. | 17

Stockholder Communications
    While the Board believes that management speaks for the Company, the Board acknowledges that individual Board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with the knowledge of management and, in most cases, only at the request of management. The Board believes that matters pertaining to the Company’s general business operations, current and future financial results, strategic direction and similar matters are most appropriately addressed by management, with appropriate oversight and consultation provided by the Board. The Board expects that management will provide regular updates to investors regarding the Company’s business strategy and performance. The Board also believes that the ability of the Company’s stockholders to send communications to the Board is an important part of the Company’s corporate governance process. In cases where stockholders wish to send a communication to our non-employee directors, messages can be sent to our Vice President, Investor Relations at: IR@riministreet.com in accordance with the procedures outlined in our “Policies and Procedures for Stockholder Communications to Independent Directors” (our “Stockholder Communications Policy”), a copy of which appears on the “Investor Relations” subpage of our website.
In accordance with our Stockholder Communications Policy, our Vice President, Investor Relations reviews all incoming stockholder communications and, if appropriate (i.e., the communication is not part of a mass mailing, a product complaint or inquiry, job inquiry or business solicitation and is not patently offensive or otherwise inappropriate material), after coordinating with the Company’s Legal Department and the Lead Independent Director, routes such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. As applicable, the Vice President, Investor Relations will refer good faith allegations of questionable accounting, internal controls, or auditing matters, fraudulent financial information of violations of law within the scope of the Company’s Policy Regarding Reporting of Accounting, Auditing and Other Matters (available on the “Investor Relations” subpage of our website) for handling in accordance with such policy. The Vice President, Investor Relations reports to the Nominating Committee on a periodic basis regarding all stockholder requests to communicate directly with our non-employee directors and the Company’s response.
Our Stockholder Communications Policy is administered by the Nominating Committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are also stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Committees of the Board of Directors
Under our Bylaws, the Board has the authority to appoint committees, and, accordingly, has appointed the Audit Committee, the Compensation Committee, and the Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board.
Audit Committee
The Audit Committee is comprised of Mr. Acosta (Chair), Mr. Capelli, Ms. McCallum and Ms. Taylor. Our Board has determined that each member of the Audit Committee satisfies the requirements for independence and financial literacy under the rules of the Nasdaq Global Market and the SEC and has further determined that each of Mr. Acosta, Mr. Capelli and Ms. McCallum qualify as “audit committee financial experts” as defined by applicable SEC rulemaking and satisfies the financial sophistication requirements of the Nasdaq Global Market. The Audit Committee is responsible for, among other things:
•selecting and hiring our independent registered public accounting firm;
•supervising and evaluating the performance and independence of our independent registered public accounting firm;
•approving the audit and audit fees and pre-approving any non-audit services to be performed by our independent registered public accounting firm;
•reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, the quarterly reviews of our financial statements, and our publicly filed reports;
•preparing the Audit Committee Report that the SEC requires in our annual proxy statement;
Rimini Street, Inc. | 18

•reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•reviewing and discussing with management and the independent registered public accounting firm, the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs and on matters related to the conduct of the audit;
•overseeing the internal audit function;
•reviewing and discussing with management reports regarding compliance with applicable laws, regulations and internal compliance programs;
•overseeing enterprise risk assessment and management pertaining to the financial, accounting, liquidity, market, tax and cybersecurity and other information technology risks of the Company;
•overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters, including the confidential, anonymous submission (and the appropriate treatment) of concerns submitted by Company employees (e.g., via the Company’s Whistleblower Hotlines) regarding accounting or auditing matters that they believe to be questionable or to be violations of the Company’s Code of Business Conduct and Ethics, the U.S. federal securities laws (or similar state and federal laws) or the Company’s Anti-Corruption Policy (including the Foreign Corrupt Practices Act and similar laws); and
•reviewing and overseeing any related person transactions.
    The Audit Committee also oversees the Company’s implementation of new accounting standards. You can find a copy of the Audit Committee’s Charter on the “Investor Relations” subpage of our website: https://investors.riministreet.com/corporate-governance/documents-charters.
Compensation Committee
The Compensation Committee is comprised of Ms. Taylor (Chair), Mr. Capelli and Mr. Snyder. Our Board has determined that each member of the Compensation Committee meets the requirements for independence under the rules of the Nasdaq Global Market and applicable SEC rules and regulations. The Compensation Committee is responsible for, among other things:
•reviewing and approving our Chief Executive Officer’s and, in consultation with our Chief Executive Officer, other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements, change in control agreements, and any other benefits, compensation or arrangements;
•administering our equity compensation plans;
•overseeing our overall compensation philosophy, compensation plans and benefits programs;
•preparing the report of the Compensation Committee required by the rules and regulations of the SEC;
•reviewing and evaluating director compensation; and
•overseeing the succession planning of our executive officers and management team.
Subject to compliance with applicable laws and regulations, the Compensation Committee may delegate its authority to one or more subcommittees. However, the Compensation Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
The Compensation Committee has the authority to engage advisors, such as compensation consultants, to assist it in carrying out its responsibilities. In connection with any such engagement, the Compensation Committee assesses the advisor’s independence in accordance with SEC and Nasdaq rules. In 2021, the Compensation Committee engaged Willis Towers Watson to provide advice on the design and amount of executive compensation and director compensation. After reviewing information provided by Willis Towers Watson regarding its independence and considering the relevant independence factors pursuant to applicable SEC rules, the Compensation Committee determined that no conflicts of interest existed in connection with the services Willis Towers Watson performed for the Compensation Committee in 2021. You can find a copy of the
Rimini Street, Inc. | 19

Compensation Committee’s Charter on the “Investor Relations” subpage of our website: https://investors.riministreet.com/corporate-governance/documents-charters.
Nominating Committee
The Nominating Committee is comprised of Mr. Capelli (Chair), Mr. Murray and Mr. Snyder. Our Board has determined that each member of the Nominating Committee meets the requirements for independence under the rules of the Nasdaq Global Market. The Nominating Committee is responsible for, among other things:
•determining qualifications, characteristics, qualities, skills and other expertise required to be a director and developing, and recommending to the Board for approval, criteria to be considered in selecting nominees for director (the “Director Criteria”);
•seeking, identifying, evaluating and selecting, or recommending for selection by the Board, candidates to fill new positions or vacancies on the Board consistent with the Director Criteria, and reviewing candidates recommended by stockholders made in compliance with requirements for such recommendations;
•evaluating and making recommendations regarding the composition, organization, and governance of the Board and its committees;
•evaluating and making recommendations regarding the creation of additional committees, a change in mandate of our committees and dissolution of our committees;
•reviewing and making recommendations with regard to our Corporate Governance Guidelines;
•overseeing the evaluation of the Board;
•working with the Audit Committee as necessary and appropriate to review and approve conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee;
•overseeing the Company’s environmental, social and governance (“ESG”) structure and reviewing and understanding the Company’s strategy for public disclosure with respect to ESG matters; and
•engaging in succession planning for our Board.
You can find a copy of the Nominating Committee’s Charter on the “Investor Relations” subpage of our website: https://investors.riministreet.com/corporate-governance/documents-charters.

The Board’s Role in Risk Oversight
Risk management is primarily the responsibility of our Company’s senior management team, while the Board is responsible for the overall supervision and oversight of our Company’s risk management activities.
The Board’s oversight of the material risks faced by the Company occurs at both the full Board level and at the committee level. For example, the Audit Committee has oversight responsibility not only for financial reporting with respect to the Company’s major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors key business risks (including cybersecurity) facing the Company. Specifically, as stated in the Audit Committee’s Charter, one of the responsibilities of the Audit Committee is to “review and discuss with management, including members of the internal audit department and the independent auditor as appropriate, the Company’s major risk exposures, including, but not limited to financial, accounting, liquidity, market, tax and cybersecurity and other information technology risks, and the steps management has taken to monitor and control those exposures, including the Company’s guidelines and policies with respect to risk assessment and risk management pertaining to such matters.” In connection with its risk oversight role, at each of its quarterly, in-person meetings, the Audit Committee also meets privately in separate executive sessions with representatives from the Company’s independent registered public accounting firm (without any members of Company management present), as well as meets regularly with the Company’s Senior Director of Internal Audit (without other members of Company management present). Per its charter, the mission of the Internal Audit Department is to assist the Company in accomplishing its objectives by bringing a “systematic and disciplined approach to evaluate and improve the effectiveness of the organization’s risk management, control, and governance processes.” Finally, the Audit Committee also receives quarterly reports regarding the Company’s testing and controls implemented in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and quarterly updates from members of the Company’s Legal Department and Compliance & Ethics Department on legal matters
Rimini Street, Inc. | 20

that may have a material impact on the Company’s financial statements or compliance procedures that pertain to financial, accounting or tax matters of the Company.
In addition, as stated in its charter, one of the responsibilities of the Compensation Committee is to review and discuss with management the risks arising from the Company’s compensation policies and practices for all employees that are reasonably likely to be material to the Company.
As referenced above, senior members of the Company’s in-house Legal Department report in person to the full Board on at least a quarterly basis to keep the directors informed concerning legal risks, ongoing litigation and other legal matters involving the Company and the Company’s legal risk mitigation efforts. Finally, our Chief Executive Officer periodically meets with the other directors in executive session to address operational and strategic matters, including areas of risk and opportunity that require Board attention. Further, on no less than an annual basis, the full Board reviews in detail the Company’s short- and long-term strategies, including consideration of risks facing the Company and risk mitigation strategies.
By its nature, risk oversight is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to review and improve its methods of assessing and mitigating risk.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) or as a director of any entity that has one or more of its executive officers serving on the Board or the Compensation Committee.
Policies and Procedures for Related Person Transactions
The Company has adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of the Audit Committee, subject to the exceptions described below. In approving or rejecting any such proposal, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee has determined that certain transactions will not require Audit Committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.
Related Person Transactions
As previously disclosed, in October 2017, RSI and GP Investments Acquisition Corp. (“GPIA”), a publicly-held special purpose acquisition company incorporated in the Cayman Islands, completed a business combination in accordance with the terms of an Agreement and Plan of Merger, dated as of May 16, 2017, pursuant to which (i) a wholly-owned subsidiary of GPIA merged with and into RSI, with RSI as the surviving corporation, after which (ii) RSI merged with and into GPIA, with GPIA as the surviving corporation (collectively, the “Mergers”). Prior to the consummation of the Mergers, GPIA domesticated as a Delaware Corporation. Immediately following the Mergers, GPIA was renamed “Rimini Street, Inc.” (as distinguished from RSI with the same legal name). Prior to the consummation of the Mergers, the ultimate parent entity of GPIA was GP Investments, Ltd. (“GP Investments”), a global private equity firm and an affiliate of the Company. An affiliate of GP Investments (Mr. Antonio Bonchristiano) was a member of our Board of Directors until May 5, 2021.
As of December 31, 2021, ASP and its affiliates beneficially owned approximately 27.1% of our issued and outstanding shares of common stock. Mr. Murray is a partner with ASP and a member of our Board. In July 2018, ASP acquired 19,209 shares of our Series A Preferred Stock and approximately 0.4 million shares of our common stock for total consideration of approximately $19.2 million, which shares of Series A Preferred Stock were all redeemed by the Company in 2021 on the same terms as applicable to other holders of Series A Preferred Stock.

Rimini Street, Inc. | 21

Employee, Officer and Director Hedging
The Company maintains an Insider Trading Policy applicable to all employees (including its executive officers), directors and agents (such as consultants and independent contractors). Among its other provisions, the Insider Trading Policy categorically prohibits directors, any employee who is an executive officer (defined by reference to Section 16 of the Exchange Act) and any employee required to receive pre-clearance from designated Company Legal Department personnel prior to engaging in transactions in the Company’s securities (generally, employees identified by title and/or job function who have regular or special access to material nonpublic information about the Company) from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Derivative securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company (such as stock options and restricted stock units), including exercises thereof and purchases of the underlying shares, are not subject to this prohibition. For directors, executive officers and employees subject to pre-clearance requirements, the Insider Trading Policy also prohibits pledging of Company securities or the ownership of Company securities in or through a margin account. You can find a copy of our Insider Trading Policy on the “Investor Relations” subpage of our website.
Rimini Street, Inc. | 22

CORPORATE SOCIAL RESPONSIBILITY
Our Mission
At Rimini Street, our mission is to provide extraordinary technology solutions powered by extraordinary people who achieve each client’s strategic, operational and financial goals. To achieve this mission, we must do business the right way — the Rimini Way.
The Rimini Way
•We strive to deliver the extraordinary, always
•We choose what is right, not what is easy
•We stand for equality and fairness for all
•We act with urgency, driven by our passion for quality
Environmental, Social and Governance Practices and “Our 4C’s”
We believe that the best and only path to success is by conducting our business and ourselves in a way that demonstrates the highest integrity as well as respect for others and for the laws and regulations by which we operate. Our environmental, social and governance (“ESG”) practices are integrated into our commitment to “Our 4 C’s” — Company, Clients, Colleagues and Communities.

Company		Clients
Dream big, innovate boldly and operate at the highest ethical, professional and quality standards		Improve client performance significantly

•E: In 2021, we adopted Environmental Sustainability Principles, which were ratified by our Board

•S: At Rimini Street, February is RMNI LOVE™ month — a celebration of the love and appreciation we share for our Company, Clients, Colleagues and Communities (our 4C’s)

•G: We maintain a Supplier Code of Business Conduct and Ethics to facilitate supplier awareness of and commitment to standards and practices comparable with our values

•E: Our remote, “follow the sun” service model reduces our need for business travel, reducing our relative environmental impact

•S: Through our Corporate Sponsorship Program, we review requests for charitable sponsorship of client charitable fundraising programs, with oversight by our Ethics & Compliance Department

•G: Our dedicated tax, legal and regulatory practice helps clients of all sizes keep their ERP software compliance up to date with rate, rule, policy and reporting changes for nearly 200 countries

“Our 4 C’s”
Colleagues		Communities
Build a great company that attracts, develops, inspires and retains extraordinary people		Leave the world better than we found it

•E: Our Global Event Outreach Team provides time-critical, localized severe weather updates via email to colleagues worldwide

•S: In late 2021, “Dream Big, Be Bold!” celebrations reunited fully-vaccinated colleagues in 29 different cities worldwide and provided local community service opportunities

•G: In November 2021, we hosted our first Ethics and Compliance Week, which provided fun opportunities for our employees to highlight their commitment to The Rimini Way

•E: We offer electric car charging stations for use free of charge by employees and guests of our Pleasanton, California office location

•S: Since 2015, the Rimini Street Foundation has supported over 350 charities worldwide, and our employees have donated over 3,250 volunteer hours investing back into the communities we serve

•G: We have adopted a Modern Slavery Act Transparency Statement in acknowledgement of our responsibility to ensure that workers within our supply chain are not being exploited

Rimini Street, Inc. | 23

ESG Oversight
Per its Charter, the Nominating Committee, on behalf of the Board, has oversight responsibility for our ESG structure, and is tasked with reviewing and assessing this structure, including oversight responsibilities of other Board committees, on a periodic basis and recommending updates as appropriate. The Nominating Committee is also tasked with reviewing and overseeing our strategy for public disclosure with respect to ESG matters, including the processes and resources to support such disclosure.
Human Capital Resources — RMNI LOVE™
We have built our culture centered on our dedication to provide our clients with an exceptional service experience, and we strive to foster an environment that enables and encourages our employees in this pursuit. Under the banner of RMNI LOVE™, we have developed multiple programs focused on the health and well-being of our employees:

•RMNI PINK — Led by our EVP of Global Client Onboarding and breast cancer survivor, Nancy Lyskawa, TEAM PINK supports the breast cancer survivors, warriors and caregivers of Rimini Street and their family members. In October 2021, Team Pink scheduled webinars to share their stories of survival and provide breast health education. The Company also donated $20,000 to non-profit breast cancer research and support organizations.

•RMNI GRIT — November 2021 marked the launch of TEAM GRIT in support of Rimini Street veteran employees and their families. The goal of TEAM GRIT is to provide (i) our veteran employees a place to collaborate and support one another, (ii) insight for non-veterans in the Rimini Street family to understand the valuable assets veterans bring to the Rimini Street team, (iii) clarity and understanding of the military experience and (iv) a mentoring platform to help veteran employees transition into their Rimini career.

•FIT, FAM, FUN! — We offer programs and resources designed to support the mental, physical, social and financial well-being of our employees. In addition to resources available through our health care plan providers, we provide voluntary web-based training, using a videoconference platform, on health and wellness topics (such as first aid/CPR, fire safety, and how to prepare for inclement weather conditions), as well as professional development seminars on topics such as time management. One such program is “FIT, FAM, FUN!” under which we provide opportunities on a quarterly basis for our employees to “Have FUN while getting FIT with their Rimini Street “FAM!” For example, in April 2021, we launched a 30-day wellness challenge centered around the four pillars of health: Movement, Nutrition, Mindfulness and Kindness. Employees collaborated to develop daily tasks focused on physical movement, food/water intake, self-care and kindness to others.
•SABBATICAL BENEFIT PLAN — In May 2018, we implemented a sabbatical benefit plan that provides full time employees who achieve ten years of service with a one-month paid sabbatical leave and the grant of restricted stock units (“RSUs”) with a fair market value of $10,000 on the date of grant that vest 100% on the first anniversary of the date of grant, provided that the employee remains employed by us through the vesting date.
•SUPPORTING HUMANKIND —Through the Rimini Street Foundation, which is a program privately funded by the Company, we encourage our employees to “Support Humankind” and share our Company’s success by investing back into the communities we serve. This program, which is funded solely by the Company and its global subsidiaries, executes the mission to Support Humankind through financial contributions, in-kind donations, and company-wide employee volunteerism.

Rimini Street, Inc. | 24

EXECUTIVE COMPENSATION
Our named executive officers (our “Named Executive Officers”) for 2021, which consist of the person who served as our principal executive officer during 2021 and the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2021, are as follows:
•Seth A. Ravin, our Chief Executive Officer and Chairman of the Board;
•Michael L. Perica, our Executive Vice President and Chief Financial Officer; and
•Gerard Brossard, our Chief Operating Officer.
Overview — Executive Compensation
As noted above, the company is transitioning out of “smaller reporting company” status, as defined under Item 10 of Regulation S-K promulgated under the Exchange Act, and, accordingly, is permitted to rely on exemptions from certain disclosure requirements relating to items that are incorporated by reference into our 2021 Annual Report on Form 10-K. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. The information below summarizes certain aspects of our executive compensation program, in general, and certain of the decisions taken with respect to the compensation of our Named Executive Officers during the fiscal year ended December 31, 2021. The specific amounts paid or payable to the Named Executive Officers are disclosed in the tables and narrative in the section of this Proxy Statement entitled “Named Executive Officer Compensation.” The following discussion cross-references those specific tabular and narrative disclosures where appropriate.
Executive Compensation Philosophy and Practices
We seek to maintain high standards with respect to executive compensation. Key features of our executive compensation practices that aim to drive high performance and align executive compensation with stockholder interests are highlighted below:

	What We Do		What We Do Not Do
☑	At-Risk Compensation: Incentive-based compensation represents a significant portion of our executives’ compensation.	☒	No Guaranteed Salary Increases: We do not guarantee salary increases for our executives.

☑
Annual Executive Compensation Review: We conduct an annual review of our executive compensation program to ensure it rewards executives for strong performance, aligns with stockholder interests, retains top talent, and discourages unnecessary risk taking by our executives.
☒
No Hedging or Pledging of Company Securities: Under our Insider Trading Policy, our executives (and Board members) are prohibited from engaging in hedging or pledging transactions involving Company securities.

☑	Independent Consultant: The Compensation Committee retains an independent compensation consultant and annually reviews the consultant’s independence.	☒	No Excess Retirement Benefits: We do not provide defined benefit pension plans, supplemental executive retirement plans, or retiree health benefits.

☑
Limited Change-in-Control Benefits: Only our Chief Executive Officer and Chairman of the Board has contractually-provided change-in-control benefits, which are subject to double-trigger vesting and do not feature excise tax gross-ups.
		☒	No Excise Tax Gross-Ups: Our executives are not entitled to excise tax gross-ups in connection with any portion of their compensation.

☑	Compensation Committee Executive Sessions: Executive sessions of the Compensation Committee (without Company management present) generally follow each Compensation Committee meeting.	☒	No Discount Grants: We do not provide for compensatory grants of equity below fair market value.

☑	Stockholder Alignment: We align compensation with stockholder interests by linking incentive compensation to the Company’s overall performance.

☑	Annual Compensation Peer Group Review: The Compensation Committee reviews the composition of our compensation peer group annually and makes adjustments to the composition, if deemed appropriate.
Rimini Street, Inc. | 25

Elements of Executive Compensation
Our compensation programs have been comprised of the following compensation elements:
•Base Salary. The base salaries of our executive officers are intended to provide a competitive level of fixed compensation in order to attract, retain and motivate talented executive officers. Base salaries are generally set based on each executive officer’s responsibilities, performance, skills, and experience as compared with relevant market and peer group data.
•Cash Incentive Plan Compensation. In furtherance of our compensation philosophy to award cash incentive bonuses based on performance, we design our cash incentive plan compensation programs to motivate and reward executive officers for achieving pre-established company and individual performance objectives. Additional information regarding our cash incentive plan compensation programs can be found under the heading “Non-Equity Incentive Plan Compensation” below.
•Equity-Based (Long-Term) Incentive Compensation. The Compensation Committee believes that a significant portion of each executive officer’s compensation should be in the form of long-term equity-based incentive compensation. Historically, we have granted stock options and RSUs with time-based vesting that vest over a multi-year period. While our non-equity incentive plan compensation programs are generally designed to reward executive officers for actions that impact short- and mid-term performance, our equity-based incentive awards are designed to align the long-term interests of our executive officers with those of our stockholders by:
◦giving these key employees the opportunity to participate in the long-term appreciation of our common stock;
◦encouraging executive officers to create and sustain stockholder value over longer periods because the value of awards is directly attributable to changes in the price of our common stock over time; and
◦promoting executive officer retention because the full value of awards cannot be realized until vesting occurs, which generally requires continued employment for multiple years.
Compensation Benchmarking — Published Surveys and Peer Group Data
Market pay practices are one of many factors we consider in setting executive pay levels and designing compensation programs. The Compensation Committee uses a combination of (i) published survey data covering technology companies with $200 to $500 million annual revenues and (ii) a software industry peer group of companies as data points when evaluating and establishing executive compensation, as well as other considerations. While the Compensation Committee generally targets the 50th percentile of the market when evaluating compensation, actual compensation decisions are based on the full consideration of many factors, including, but not limited to, individual and Company performance, equity holdings, market data, internal equity, experience, strategic needs and job responsibilities.
The Company’s peer group for 2021 was recommended by its independent compensation consultant, Willis Towers Watson, and approved by the Compensation Committee. The peer group was selected primarily based on software industry focus and annual revenues (median peer group revenue of approximately $303 million), as well as other financial and non-financial considerations. For fiscal year 2021, the following 16 companies were selected as our peer group:

Aspen Technology, Inc.	Benefitfocus, Inc.	BlackLine, Inc.
ChannelAdvisor Corporation	Cornerstone OnDemand, Inc.	Coupa Software Incorporated
Everbridge, Inc.	Five9, Inc.	Kinaxis Inc.
Model N, Inc.	New Relic, Inc.	Paylocity Holding Corporation
Perficient, Inc.	Progress Software Corporation	Synchronoss Technologies, Inc.
Workiva Inc.
Rimini Street, Inc. | 26

2021 Fiscal Year Named Executive Officer Compensation Determinations — Pay for Performance
Full Year 2021 Financial and Operational Highlights
•For the fiscal year ending December 31, 2021, we generated revenue of $374.4 million, a year over year increase of 14.6%, achieved a gross margin of 63.6%, generated cash flow from operations of $66.9 million, a 59.0% year over year increase, and generated net income of $75.2 million.
•We ended fiscal 2021 with 2,849 active clients, a year over year increase of 14.6%, including 180 Fortune 500 and Fortune Global 100 companies.
•In March 2021, we completed a follow-on public offering of 7.8 million shares of our common stock (the “March 2021 Common Stock Offering”), with net proceeds to us of approximately $55.6 million. The net proceeds from the March 2021 Common Stock Offering were used, together with cash on hand, to redeem 60,000 shares of our Series A Preferred Stock.
•In July 2021, we completed a $90 million five-year senior secured credit facility (the “2021 Credit Facility”), with approximately $87.8 million of the borrowings used for the redemption of the remaining shares of our Series A Preferred Stock and the remainder of the borrowings for related transaction costs and other general corporate purposes.
•The COVID-19 pandemic had no significant net adverse impact on our revenue or results of operations during the year ended December 31, 2021, and we continued to deliver uninterrupted and critical support services to our clients during this period, maintaining a client satisfaction rating of 4.9 (where 5.0 is considered excellent).
2021 Named Executive Officer Compensation Determinations
Chief Executive Officer Compensation Determinations:
•Base Salary — There were no adjustments to the annual base salary for Mr. Seth Ravin, our Chief Executive Officer, during the 2021 fiscal year. Mr. Ravin’s salary was most recently adjusted effective June 1, 2020 when, after the receipt and consideration of market data from its Compensation Consultant, the Compensation Committee approved market-based compensation adjustments to Mr. Ravin’s compensation, as documented by an amendment to his amended and restated employment agreement, including an increase in base salary from $300,000 to $400,000 per year. Prior to this increase, Mr. Ravin had not received a salary increase since 2015, which time period included the Company’s going public reverse merger transaction, the paying off of its former credit facility, private placement transactions of its Series A Preferred Stock and continued revenue growth and geographic expansion. Following this increase and throughout fiscal 2021, Mr. Ravin’s base salary remained below the 50th percentile of surveyed similarly situated technology companies.
•Annual Non-Equity Incentive (Cash Bonus) Compensation — There were no adjustments to Mr. Ravin’s target annual non-equity incentive compensation opportunity, which is equal to 100% of his current base salary, during the 2021 fiscal year. Mr. Ravin earned a total of $255,000 cash incentive compensation for 2021, representing approximately 63.8% of his total targeted annual non-equity incentive plan compensation for fiscal year 2021. Additional information regarding the non-equity incentive compensation program terms specifically applicable to Mr. Ravin and Compensation Committee decisions with respect to fiscal 2021 annual non-equity incentive compensation, generally, can be found under the heading “Non-Equity Incentive Plan Compensation,” below.
•Equity-Based Incentive Compensation — Effective December 13, 2021, the Compensation Committee granted Mr. Ravin (i) a stock option award for 50,000 shares of common stock with an exercise price of $5.71 per share and (ii) RSUs in respect of 100,000 shares of common stock, in each case vesting in equal annual installments over a three-year vesting period following the grant date, provided that he remains employed by us through the applicable vesting date. The award was part of a larger grant of stock options and RSUs effective as of the same date to over 60 employees at the Senior Director title level and above. Additional information regarding Compensation Committee decisions with respect to the December 2021 equity awards can be found under the heading “December 2021 Special Equity Awards,” below.
Executive Vice President and Chief Financial Officer Compensation Determinations:
•Base Salary — Effective October 1, 2020, we appointed Mr. Michael L. Perica as our Executive Vice President and Chief Financial Officer. As previously disclosed, his Offer Letter dated August 28, 2020 provided for an annual base
Rimini Street, Inc. | 27

salary of $300,000 and a target annual non-equity incentive compensation opportunity of $200,000 (approximately 66.7% of base salary), each of which was prorated for 2020. Effective October 1, 2021, upon the recommendation of the Company’s Chief Executive Officer and based on his performance during his initial year of employment, Mr. Perica’s base salary was increased to $330,000 per year, and his target annual non-equity incentive compensation opportunity was correspondingly increased to $220,000 per year (approximately 66.7% of base salary).
•Annual Non-Equity Incentive (Cash Bonus) Compensation — Mr. Perica earned a total of $167,125 cash incentive compensation for 2021, representing approximately 81.5% of his total targeted annual non-equity incentive plan compensation for fiscal year 2021 (as adjusted for his base salary change effective October 1, 2021). Additional information regarding the non-equity incentive compensation program terms specifically applicable to Mr. Perica and Compensation Committee decisions with respect to fiscal 2021 annual non-equity incentive compensation, generally, can be found under the heading “Non-Equity Incentive Plan Compensation,” below.
•Discretionary Merit-Based Cash Bonuses — In April 2021, in recognition of his individual contributions to the completion of our March 2021 Common Stock Offering, upon the recommendation of the Company’s Chief Executive Officer, the Compensation Committee approved a one-time $250,000 discretionary merit-based cash bonus to Mr. Perica, which was payable in a lump sum in accordance with the Company’s standard payroll practice. In addition, in August 2021, in recognition of his individual contributions in negotiating and completing our 2021 Credit Facility, the Compensation Committee approved a one-time $100,000 discretionary merit-based cash bonus to Mr. Perica, which bonus is payable in four equal quarterly installments beginning September 30, 2021, provided that Mr. Perica remains employed by the Company through the applicable payment date.
•Equity-Based Incentive Compensation
◦On February 23, 2021, upon the recommendation of the Company’s Chief Executive Officer, the Compensation Committee granted Mr. Perica (i) a stock option award for 50,000 shares of common stock with an exercise price of $7.52 per share and (ii) RSUs in respect of 25,000 shares of common stock, in each case vesting in equal annual installments over a three-year vesting period following the grant date, provided that he remains employed by us through the applicable vesting date. The award was part of a larger grant of stock options and RSUs effective as of the same date to over 20 senior level employees in recognition of their performance during the previous fiscal year.
◦On April 6, 2021, in recognition of his individual contributions in completing our March 2021 Common Stock Offering and upon the recommendation of Company executive management, the Compensation Committee granted Mr. Perica RSUs in respect of 25,000 shares of our common stock, vesting in equal annual installments over a three-year vesting period following the grant date, provided that he remains employed by us through the applicable vesting date.
◦On August 3, 2021, in recognition of his individual contributions in negotiating and completing our 2021 Credit Facility, the Compensation Committee approved (i) a stock option award to Mr. Perica for 15,000 shares of common stock and (ii) an award of RSUs to Mr. Perica respect of 15,000 shares of the Company’s common stock, in each case vesting in equal annual installments over a three-year vesting period following the grant date, provided that he remains employed by us through the applicable vesting date. The per share exercise price of the stock options is $8.59, which was the closing sales price of a share of the Company’s common stock on the grant date (August 3, 2021).
◦Effective December 13, 2021, the Compensation Committee granted Mr. Perica (i) a stock option award for 12,500 shares of common stock with an exercise price of $5.71 per share and (ii) RSUs in respect of 25,000 shares of common stock, in each case vesting in equal annual installments over a three-year vesting period following the grant date, provided that he remains employed by us through the applicable vesting date. The award was part of a larger grant of stock options and RSUs effective as of the same date to over 60 employees at the Senior Director title level and above (including, as described above, to Mr. Ravin and Mr. Brossard). Additional information regarding Compensation Committee decisions with respect to the December 2021 special equity awards can be found under the heading “December 2021 Special Equity Awards,” below.
Chief Operating Officer Compensation Determinations:
•Base Salary — Effective June 1, 2020, we appointed Mr. Gerard Brossard (currently, our Chief Operating Officer) as our Executive Vice President and Chief Operating Officer. As previously disclosed, his Offer Letter dated May 22, 2020 provided for an annual base salary of $350,000 and a target annual non-equity incentive compensation opportunity
Rimini Street, Inc. | 28

of $350,000 (100% of base salary), each of which was prorated for 2020. In February 2021, in consideration of the fact that, as a result of certain organizational and reporting structure changes effective March 2021, all components of the Company’s Global Revenue Operations function would be under the direct oversight of Mr. Brossard, increasing his areas of responsibility (and, in connection therewith, that he would be promoted to an officer tier ranking senior to Company Executive Vice Presidents, assuming the title “Chief Operating Officer”), upon the recommendation of the Company’s Chief Executive Officer, the Compensation Committee approved increasing Mr. Brossard’s annual base salary from $350,000 to $375,000 effective April 1, 2021.
•Annual Non-Equity Incentive (Cash Bonus) Compensation — Following the April 1, 2021 adjustment to his annual base salary described above, there were no adjustments to Mr. Brossard’s target annual non-equity incentive compensation opportunity, which remains at 100% of his current base salary. Mr. Brossard earned a total of $233,437 cash incentive compensation for 2021 under the performance-based executive bonus program generally applicable to our executive officers, representing approximately 63.3% of his total targeted annual non-equity incentive plan compensation under this program for fiscal year 2021, as adjusted for his base salary change effective April 1, 2021. Also in 2021, Mr. Brossard earned an additional $168,557 in cash incentive compensation representing residual payments under his fiscal year 2020 individualized commissions-based bonus plan (his “2020 Sales Compensation Plan”), which permits him to earn additional incentive-based cash compensation outside of annual targets for obtaining certain defined multi-year client invoicing objectives. Additional information regarding the non-equity incentive compensation program terms specifically applicable to Mr. Brossard and Compensation Committee decisions with respect to fiscal 2021 annual non-equity incentive compensation, generally, can be found under the heading “Non-Equity Incentive Plan Compensation,” below.
•Equity-Based Incentive Compensation — Effective December 13, 2021, the Compensation Committee granted Mr. Brossard (i) a stock option award for 25,000 shares of common stock with an exercise price of $5.71 per share and (ii) RSUs in respect of 50,000 shares of common stock, in each case vesting in equal annual installments over a three-year vesting period following the grant date, provided that he remains employed by us through the applicable vesting date. The award was part of a larger grant of stock options and RSUs effective as of the same date to over 60 employees at the Senior Director title level and above (including, as described above, Mr. Ravin). Additional information regarding Compensation Committee decisions with respect to the December 2021 special equity awards can be found under the heading “December 2021 Special Equity Awards,” below.
December 2021 Special Equity Awards
From time to time, the Compensation Committee grants special equity awards to select executives, members of senior management and/or other employees in key roles or with high advancement potential for purposes of encouraging their retention and incentivizing them to align their long-term interests with those of our stockholders. This was the intended purpose of the December 2021 Special Equity Awards granted to Messrs. Ravin, Perica and Brossard, as well as to approximately 60 other senior-level employees, who, in general, saw a quarter-over-quarter decrease in their quarterly non-equity (cash bonus) incentive compensation payments for the third fiscal quarter of 2021 (compared to previous quarters).
Non-Equity Incentive Plan Compensation
Our Named Executive Officers are eligible to participate in incentive programs that allow for quarterly cash incentive compensation payments based on performance.
Non-Equity Incentive Plan Compensation — Messrs. Ravin, Perica and Brossard (2021)
Messrs. Ravin’s, Perica’s and Brossard’s (2021) non-equity incentive plan compensation payments are determined under our performance-based executive bonus program generally applicable to our executive officers (our “Executive Cash Bonus Plan”). As noted above and explained further below, in 2021, Mr. Brossard also received $168,557 in cash incentive compensation representing residual payments under his 2020 Sales Compensation Plan (described below under the heading “Mr. Brossard — 2020 Sales Compensation Plan”), which plan permits him to earn additional/residual incentive-based cash compensation on a going-forward basis outside of his fiscal year 2020 annual targets for previously obtaining certain defined multi-year client invoicing objectives.
Generally, payments under our Executive Cash Bonus Plan are based upon both (x) the Company’s achievement (expressed as a percentage) of predetermined financial or operational goals for the quarter, subject to adjustment (upward or downward) based upon the achievement (also expressed as a percentage) of predetermined Company-wide client satisfaction goals for that quarter (the “quarterly Company performance factors”) and (y) the individual employee’s achievement of predetermined individual goals and objectives for the quarter as well as their overall contributions to the Company’s success
Rimini Street, Inc. | 29

(expressed as a percentage), generally recommended at the discretion of the Chief Executive Officer (except with respect to his own performance) and subject to the approval of the Compensation Committee (the “quarterly individual performance factor”).
The quarterly performance bonus is calculated following the end of each fiscal quarter by multiplying the individual’s target incentive amount for the current quarter by (i) the percentage achievement of the quarterly Company performance factors and (ii) the percentage achievement of the quarterly individual performance factor. Seventy-five percent (75%) of this amount is paid by the end of the following fiscal quarter and, for retention purposes, the remaining 25% is deferred and paid out following the end of the fiscal year, generally subject to the employee’s continuous employment with the Company through year-end.
The target incentive amount for a particular fiscal quarter is determined by multiplying the individual’s targeted annual Executive Cash Bonus Plan compensation, as in effect on the last day of the quarter, by 25%.
•In the case of Mr. Ravin, his target incentive amount each of the first, second, third and fourth quarters of 2021 was $100,000, or 25% of his then-current target annual non-equity incentive plan compensation ($400,000).
•In the case of Mr. Perica, his target incentive amount for each of the first, second and third quarters of 2021 was $50,000, or 25% of his then-current target annual non-equity incentive plan compensation ($200,000), and his target incentive amount for the fourth quarter of 2021 was $55,000, or 25% of his then-current target annual non-equity incentive plan compensation ($220,000).
•In the case of Mr. Brossard, his target incentive amount for the first quarter of 2021 was $87,500, or 25% of his then-current target annual non-equity incentive plan compensation ($350,000), and his target incentive amount for each of the second, third and fourth quarters of 2021 was $93,750, or 25% of his then-current target annual non-equity incentive plan compensation ($375,000).
In 2021, the quarterly Company performance factors and relative weighting were: (i) aggregate client invoicing (80%), (ii) aggregate expenses (20%), and (iii) client satisfaction compared to plan (acted as an approximate +/- 1% modifier).
As noted above, the quarterly individual performance factor is generally tied to an employee’s achievement of individual goals and objectives for the quarter and the individual’s overall contribution to our corporate success. In 2021, because their individual performance is so integrally tied to Company-level performance, the quarterly individual performance factors for each of Messrs. Ravin, Perica and Brossard were tied to the Company’s overall performance, subject to additional adjustment in the discretion of the Compensation Committee (taking into account the recommendation of the Chief Executive Officer with respect to Messrs. Perica and Brossard).
Pay for Performance - 2021 Executive Cash Bonus Plan
As noted above, the total quarterly bonus payments earned by Messrs. Ravin, Perica and Brossard in 2021 represent approximately 63.8%, 81.5% and 63.3% of their respective total targeted annual non-equity incentive plan compensation for fiscal year 2021. While there are no full-year 2021 versus 2020 comparable amounts for Mr. Perica (as he joined the company in October 2020) or for Mr. Brossard (as his 2020 annual non-equity incentive plan compensation was derived under a different formula, as explained further below), by way of comparison, Mr. Ravin earned 86.9% of his total targeted annual non-equity incentive plan compensation in 2020.
For each of the third and fourth fiscal quarters of 2021, upon the recommendation of Mr. Ravin (including as to himself) and following review and consideration by the Compensation Committee of Mr. Ravin's recommendation and the Company's performance to its internal plan, the Compensation Committee awarded each of the Company's executive officers (including the Named Executive Officers) approximately 25% (for the third fiscal quarter of 2021) and 50% (for the fourth fiscal quarter of 2021) of their targeted quarterly, non-equity incentive plan compensation.
Mr. Brossard - 2020 Sales Compensation Plan
In 2020, Mr. Brossard’s non-equity incentive plan compensation payments were determined under a commissions-based bonus plan (his “2020 Sales Compensation Plan”) that was designed to reward Mr. Brossard for Company performance directly related to sales activities, aligning his compensation with the attainment of sales results by the Company’s sales team. Mr. Brossard joined the Company in June 2020 in the newly-created role of Executive Vice President and Chief Operating Officer. In this role, he became responsible for the Company’s global field operations and the global sales and success of the Company’s Support and Application Management Services for Oracle and SAP products.
Rimini Street, Inc. | 30

Under his individualized 2020 Sales Compensation Plan, Mr. Brossard was eligible to earn variable cash compensation for achieving eligible sales transactions in calendar year 2020 meeting the criteria for “New Client Invoicing” (“NCI”) under the Sales Compensation Plan. Eligible NCI transactions included completing sales to qualified new prospects and selling additional products or services to existing clients and/or retaining such clients, in each case in transactions meeting the Sales Compensation Plan criteria.
Each component of Mr. Brossard’s variable compensation under his 2020 Sales Compensation Plan was detailed by reference to an annual target, which was $350,000 in 2020, or $204,167 on a pro-rata basis taking into account his June 2020 start date. Specifically, (i) 47.5% of Mr. Brossard’s targeted total non-equity incentive plan compensation was linked to obtaining specified quarterly NCI thresholds, (ii) 37.5% of Mr. Brossard’s targeted total non-equity incentive plan compensation was linked to minimizing the non-renewal of service contracts by existing clients, expressed in terms of not exceeding identified ceilings linked to the associated loss of revenue from non-renewals, (iii) 5% of Mr. Brossard’s targeted non-equity incentive plan compensation was linked to a “key sales objective” (“KSO”) defined in terms of attainment of specified sales thresholds by the end of each fiscal quarter, and (iv) 10% of Mr. Brossard’s targeted non-equity incentive plan compensation was linked to a KSO defined in terms of business management, or the attainment of outlined goals for lead generation, management and conversion, as well as performing expected job duties.
Within his 2020 Sales Compensation Plan, the percentage of realizable variable compensation linked to NCI increased as attainment passed certain identified NCI levels in excess of 100% of target on an annualized basis. For 2021 and beyond, Mr. Brossard is eligible to earn additional/residual incentive-based cash compensation on a going-forward basis outside of his fiscal year 2020 annual targets for previously obtaining certain defined multi-year client invoicing objectives.
The Compensation Committee approved the sales compensation arrangement specific to Mr. Brossard based on the recommendations of Company executive management and the estimated amount of targeted payable annual non-equity incentive plan compensation (on a pro rata basis) during fiscal year 2020 based on historical sales information.
In 2021, Mr. Brossard earned $168,557 under his 2020 Sales Compensation Plan, which amount represents additional/residual incentive-based cash compensation outside of his fiscal year 2020 annual targets for previously obtaining certain defined multi-year client invoicing objectives. This amount is included in Mr. Brossard’s total 2021 “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table, below.
For the 2021 fiscal year, upon the advice of executive management and in light of changes to Mr. Brossard’s job responsibilities implemented in early 2021, the Compensation Committee approved migrating Mr. Brossard to the performance-based executive bonus program generally applicable to the Company’s other executive officers.
401(k) Retirement Plan
We maintain a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Our 401(k) plan is a “safe harbor” plan under the tax rules, which means that we make a matching contribution to all employees equal to 100% of all elective deferrals that do not exceed 4% of an employee’s compensation. The safe-harbor matching contribution is 100% vested. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all matching contributions are deductible by us when made.
Rimini Street, Inc. | 31

NAMED EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
    The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, and paid to our Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation		Total

Seth A. Ravin, Chief Executive Officer and Chairman of the Board	2021	$400,000	$—		$571,000	(7)	$125,870	(10)	$255,000		$299,408	(14)	$1,651,278
	2020	358,333	—		1,034,997		256,394		326,018		69,813	(15)	2,045,555

Michael L. Perica, Executive Vice President and Chief Financial Officer(4)	2021	$311,250	$300,000	(6)	$689,600	(8)	$234,111	(11)	$167,125		$3,090	(16)	$1,705,176
	2020	75,000	—		322,000		61,620		49,980		205		508,805

Gerard Brossard, Chief Operating Officer(5)	2021	$368,750	$—		$285,500	(9)	$62,935	(12)	$401,994	(13)	$6,390	(17)	$1,125,569
	2020	204,167	—		1,746,000		171,700		318,635		410		2,440,912
 _____________________________
(1)The aggregate grant date fair value for awards of RSUs was computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation, of the Financial Accounting Standards Board (“FASB”). A discussion of all assumptions made in the valuation of the awards is in Note 8, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K filed with the SEC on March 2, 2022. For purposes of this table, the entire fair value of awards are reflected in the year of grant, without regards to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period.
(2)The aggregate grant date fair value for stock option awards was computed in accordance with FASB ASC 718. A discussion of all assumptions made in the valuation of the awards is in Note 8, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K filed with the SEC on March 2, 2022. For purposes of this table, the entire fair value of awards are reflected in the year of grant, without regards to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period.
(3)Represents amounts earned as discussed above under “Non-Equity Incentive Plan Compensation.”
(4)Mr. Perica commenced employment with the Company in October 2020.
(5)Mr. Brossard commenced employment with the Company in June 2020.
(6)This amount consists of (i) a $250,000 discretionary merit-based cash bonus awarded to Mr. Perica in April 2021 in recognition of his individual contributions in completing our March 2021 Common Stock Offering, which was payable as a lump sum in accordance with the Company’s standard payroll practice, and (ii) two cash bonus payments of $25,000 each during fiscal 2021 representing two quarterly installments of a total $100,000 discretionary merit-based cash bonus awarded to Mr. Perica in August 2021 in recognition of his contributions in negotiating and completing our 2021 Credit Facility. This bonus is payable in four equal quarterly installments beginning September 31, 2021, provided that Mr. Perica remains employed by the Company through the applicable payment date.
(7)In December 2021, we granted to Mr. Ravin 100,000 RSUs vesting in one-third increments on each of December 13, 2022, 2023 and 2024, provided that Mr. Ravin remains employed by us through the applicable vesting date. The aggregate grant date fair value ($571,000) of the RSUs awarded to Mr. Ravin was determined using the closing price of our common stock on the December 13, 2021 grant date of $5.71 per share.
(8)In February 2021, we granted to Mr. Perica 25,000 RSUs vesting in one-third increments on each of February 23, 2022, 2023 and 2024, provided that Mr. Perica remains employed by us through the applicable vesting date. The aggregate grant date fair value ($188,000) of the RSUs awarded to Mr. Perica in February 2021 was determined using the closing price of our common stock on the February 23, 2021 grant date of $7.52 per share. In April 2021, we granted to Mr. Perica 25,000 RSUs vesting in one-third increments on each of April 6, 2022, 2023 and 2024, provided
Rimini Street, Inc. | 32

that Mr. Perica remains employed by us through the applicable vesting date. The aggregate grant date fair value ($230,000) of the RSUs awarded to Mr. Perica in April 2021 was determined using the closing price of our common stock on the April 6, 2021 grant date of $9.20 per share. In August 2021, we granted to Mr. Perica 15,000 RSUs vesting in one-third increments on each of August 3, 2022, 2023 and 2024, provided that Mr. Perica remains employed by us through the applicable vesting date. The aggregate grant date fair value ($128,850) of the RSUs awarded to Mr. Perica in August 2021 was determined using the closing price of our common stock on the August 3, 2021 grant date of $8.59 per share. In December 2021, we granted to Mr. Perica 25,000 RSUs vesting in one-third increments on each of December 13, 2022, 2023 and 2024, provided that Mr. Perica remains employed by us through the applicable vesting date. The aggregate grant date fair value ($142,750) of the RSUs awarded to Mr. Perica in December 2021 was determined using the closing price of our common stock on the December 13, 2021 grant date of $5.71 per share.
(9)In December 2021, we granted to Mr. Brossard 50,000 RSUs vesting in one-third increments on each of December 13, 2022, 2023 and 2024, provided that Mr. Brossard remains employed by us through the applicable vesting date. The aggregate grant date fair value ($285,500) of the RSUs awarded to Mr. Brossard in December 2021 was determined using the closing price of our common stock on the December 13, 2021 grant date of $5.71 per share.
(10)In December 2021, we granted to Mr. Ravin a stock option award for 50,000 shares of common stock vesting in one-third increments on each of December 13, 2022, 2023 and 2024, provided that Mr. Ravin remains employed by the Company through the applicable vesting date. As determined in accordance with FASB ASC 718, the grant date fair value of the award is approximately $2.52 per share.
(11)In February 2021, we granted to Mr. Perica a stock option award for 50,000 shares of common stock vesting in one-third increments on each of February 23, 2022, 2023 and 2024, provided that Mr. Perica remains employed by the Company through the applicable vesting date. As determined in accordance with FASB ASC 718, the grant date fair value of the award is approximately $2.94 per share. In August 2021, we granted to Mr. Perica a stock option award for 15,000 shares of common stock vesting in one-third increments on each of August 3, 2022, 2023 and 2024, provided that Mr. Perica remains employed by the Company through the applicable vesting date. As determined in accordance with FASB ASC 718, the grant date fair value of the award is approximately $3.71 per share. In December 2021, we granted to Mr. Perica a stock option award for 12,500 shares of common stock vesting in one-third increments on each of December 13, 2022, 2023 and 2024, provided that Mr. Perica remains employed by the Company through the applicable vesting date. As determined in accordance with FASB ASC 718, the grant date fair value of the award is approximately $2.52 per share.
(12)In December 2021, we granted to Mr. Brossard a stock option award for 25,000 shares of common stock vesting in one-third increments on each of December 13, 2022, 2023 and 2024, provided that Mr. Brossard remains employed by the Company through the applicable vesting date. As determined in accordance with FASB ASC 718, the grant date fair value of the award is approximately $2.52 per share.
(13)For 2021, Non-Equity Incentive Plan Compensation for Mr. Brossard consisted of (i) $233,437 earned under the Company’s performance-based executive bonus program generally applicable to our executive officers in relation to his 2021 performance and (ii) $168,557 in cash incentive compensation representing residual payments under his individual 2020 Sales Compensation Plan, which permits him to earn additional/residual incentive-based cash compensation on a going-forward basis outside of his fiscal year 2020 annual targets for previously obtaining certain defined multi-year client invoicing objectives, as discussed above under the heading “Mr. Brossard — 2020 Sales Compensation Plan.”
(14)For 2021, All Other Compensation for Mr. Ravin is primarily comprised of travel expenses of $196,837, certain health expenses incurred on business trips of $1,490 and related transport expenses of $28,623, as well as rental payments of $59,262 for an apartment near our California Operations Center in Pleasanton, California, as Mr. Ravin maintains his primary residence near our corporate headquarters in Las Vegas, Nevada.
From time to time, our company utilizes charter aircraft through third-party service providers that may be used for business travel by our senior executives. For each trip, the aircraft is chartered based on flight hours regardless of the passenger load. The corporate charter aircraft expenses attributable to Mr. Ravin as All Other Compensation in 2021 consist of the difference between (a) his allocable percentage of the total flight cost~~s~~ for each charter aircraft flight taken by him in 2021 (based on the number of persons travelling) and (b) the estimated cost of a first-class commercial airline ticket for one traveler for each trip.
Rimini Street, Inc. | 33

(15)For 2020, All Other Compensation for Mr. Ravin is primarily comprised of certain health expenses incurred on business trips of $4,647 and related transport expenses of $13,691, as well as rental payments of $41,832 for an apartment near our California Operations Center in Pleasanton, California, as Mr. Ravin maintains his primary residence near our corporate headquarters in Las Vegas, Nevada.
(16)For 2021, All Other Compensation for Mr. Perica is primarily comprised of a 401(k) plan contribution.
(17)For 2021, All Other Compensation for Mr. Brossard is primarily comprised of a 401(k) plan contribution.
Employment Agreements and Potential Payments upon Termination or Change in Control
Executive Employment Agreements
Seth A. Ravin
We entered into an amended and restated employment agreement with Mr. Ravin, our Chief Executive Officer, on January 6, 2017. The employment agreement has no specific term and provides for at-will employment. As originally drafted, under the employment agreement, Mr. Ravin was entitled to receive an annual base salary of $300,000, subject to adjustment, and was eligible for annual target bonus equal to the greater of $300,000 or his then-current annual base salary, with 75% of such target bonus, if any, earned and paid on a quarterly basis and 25% of such target bonus earned and paid on an annual basis, in each case, subject to achievement of performance metrics. On June 3, 2020, the Compensation Committee approved the following market-based adjustments, in a further amendment to Mr. Ravin’s amended and restated employment agreement, as determined with the input of the Compensation Committee’s independent compensation consultant, to Mr. Ravin’s base salary and target annual non-equity incentive compensation, as follows:
•a $100,000 increase in base salary from $300,000 to $400,000 per year, effective as of June 1, 2020 and
•a corresponding increase to his target annual non-equity incentive compensation from $300,000 to $400,000, effective as of June 1, 2020.
The amendment to Mr. Ravin’s employment agreement also clarifies the equity vesting and severance benefits intended to be provided upon Mr. Ravin’s termination of employment due to death or disability, as described further below.
If Mr. Ravin’s employment is terminated either by us other than for “cause” (as defined below), or due to death, or disability or by him for “good reason” (as defined below), then, in each case, he receives: (i) 100% acceleration of all outstanding unvested equity awards issued under any equity incentive plan approved by the Board; (ii) continued payments of his then-current annual base salary and target bonus for 24 months; and (iii) COBRA reimbursements for him and his covered dependents for up to 24 months.
If Mr. Ravin’s employment is terminated within 24 months following a “change of control” (as defined below) either by us other than for “cause” or by him for “good reason,” then, in each case, he receives: (i) 100% acceleration of all outstanding unvested equity awards issued under any equity incentive plan approved by the Board; (ii) a lump sum payment of two times his then-current annual base salary and annual target bonus; and (iii) COBRA premiums for him and his covered dependents for up to 24 months.
Severance benefits in all cases are subject to Mr. Ravin executing and not revoking a release of claims and to his resignation from all of his employment with us. Mr. Ravin is also subject to restrictive covenants during a two year period following termination of employment.
For purposes of the employment agreement with Mr. Ravin, “cause” means generally:
•his failure to perform the duties and responsibilities of his position after he has been provided a written demand for performance from the Board and a cure period of 30 days;
•any act of gross negligence or willful misconduct taken by him in connection with his employment, and in the case of gross negligence such act had a material adverse effect on our business or reputation;
•any act of dishonesty or moral turpitude constituting fraud or embezzlement or otherwise adversely affecting our business or reputation;
•his conviction of, or plea of nolo contendere to, a felony (other than minor traffic-related offenses);
Rimini Street, Inc. | 34

•his indictment or conviction for a criminal violation of state or federal securities law; or
•any breach by him of any covenants set forth in the employment agreement which is not cured within 15 days of receipt of a written notice of breach.
For purposes of the employment agreement with Mr. Ravin, “good reason” means generally a resignation within 90 days following the expiration of the cure period (described below) following the occurrence of any of the following without his express written consent:
•a material reduction of his duties, authority or responsibilities;
•a material reduction in his base compensation other than pursuant to a reduction that also is applied to substantially all of our other executives;
•a material change in geographic location at which he must perform services (in other words, a change in geographic location of more than 50 miles); or
•any material breach by us of the employment agreement.
Mr. Ravin must provide us with notice of the facts constituting the grounds for good reason within 90 days of the event he believes constitutes “good reason” and allow for a reasonable cure period of not less than 30 days.
    For purposes of the employment agreement with Mr. Ravin, “change of control” means generally:
•a change in our ownership, which is deemed to occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with the stock held by such person, constitutes more than 50% of our total voting power, except for a financing transaction approved by our Board;
•a change in our effective control, which is deemed to occur on the date that a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of appointment or election; or
•a change in the ownership of a substantial portion of our assets, which is deemed to occur on the date that any person, or more than one person acting as a group, acquires assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions.
Michael L. Perica
We entered into an offer letter agreement with Mr. Perica, our Executive Vice President and Chief Financial Officer on August 28, 2020. The offer letter agreement has no specific term and provides for at-will employment. In accordance with the terms of the offer letter agreement, Mr. Perica’s initial annual base salary was $300,000, and he is eligible for annual target incentive compensation opportunities of $200,000, each of which was prorated for 2020. His annual incentive compensation payments are payable as described under the heading “Non-Equity Incentive Plan Compensation,” above. He is eligible to participate in the Company’s retirement and other benefit plans and programs offered to the Company’s other senior executives.
Also pursuant to the terms of his offer letter agreement and the 2013 Plan, on October 1, 2020, Mr. Perica received (i) a stock option award for 50,000 shares of common stock vesting in equal annual installments over a three-year vesting period following the grant date and (ii) an award of RSUs in respect of 100,000 shares of the Company’s common stock vesting in equal annual installments over a three-year vesting period following the grant date, in each case provided that Mr. Perica remains employed by the Company through the applicable vesting date. The per share exercise price of the stock options is $3.22, which was the closing sales price of a share of the Company’s common stock on October 1, 2020. Each of the equity awards was approved by the Compensation Committee of the Company’s Board of Directors and is subject to the terms and conditions of the Company’s 2013 Plan and form RSU and stock option award agreements.
Gerard Brossard
We entered into an offer letter agreement with Mr. Brossard, our Chief Operating Officer (and, prior to March 1, 2021, our Executive Vice President and Chief Operating Officer), on May 22, 2020. The offer letter agreement has no specific term and provides for at-will employment. In accordance with the terms of the offer letter agreement, Mr. Brossard’s initial annual
Rimini Street, Inc. | 35

base salary was $350,000 and he is eligible for annual target incentive compensation opportunities of $350,000, each of which was prorated for 2020. His annual incentive compensation payments are payable as described under the heading “Non-Equity Incentive Plan Compensation,” above. He is eligible to participate in the Company’s retirement and other benefit plans and programs offered to the Company’s other senior executives.
Also pursuant to the terms of his offer letter agreement and the Company’s 2013 Equity Incentive Plan (the “2013 Plan”), Mr. Brossard received (i) an onboarding stock option award for 100,000 shares of common stock vesting in equal annual installments over a three-year vesting period following the grant date, provided that Mr. Brossard remains employed by the Company through the applicable vesting date, and (ii) an onboarding award of RSUs in respect of 200,000 shares of the Company’s common stock vesting in equal annual installments over a three-year vesting period following the grant date, provided that Mr. Brossard remains employed by the Company through the applicable vesting date. The per share exercise price of the stock options is $4.46, which was the closing sales price of a share of the Company’s common stock on the grant date. Each of the equity awards was granted effective as of the date of approval by the Compensation Committee on June 3, 2020 and is subject to the terms and conditions of the Company’s 2013 Plan and form restricted stock unit and stock option award agreements.

Rimini Street, Inc. | 36

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2021

	Option Awards(1)
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Seth A. Ravin	287,295	—		$4.68	1/21/2025
	34,881	—		9.46	2/6/2028
	65,119	—		8.60	2/6/2028
	49,775	99,552	(2)	4.46	6/3/2030
	—	50,000	(3)	5.71	12/13/2031

Michael L. Perica	16,666	33,334	(4)	$3.22	10/1/2030
	—	50,000	(5)	7.52	2/23/2031
	—	15,000	(6)	8.59	8/3/2031
	—	12,500	(7)	5.71	12/13/2031

Gerard Brossard	33,333	66,667	(8)	$4.46	6/3/2030
		25,000	(9)	5.71	12/13/2031
_____________________________

(1)All stock option awards have been granted under equity incentive plans approved by our stockholders.
(2)The remaining unexercisable portion of Mr. Ravin’s stock option award for a total 149,327 shares of common stock will vest ratably on June 3, 2022 and 2023, respectively, subject to his continued status as a “Service Provider” (as such term is defined in our 2013 Plan, to include service as an employee, director or consultant) to the Company on the applicable vesting date.
(3)One-third of the unexercisable portion of Mr. Ravin’s stock option award for a total 50,000 shares of common stock will vest on December 13, 2022. The remaining two-thirds will vest ratably on December 13, 2023 and 2024, respectively, subject to his continued status as a “Service Provider” to the Company on the applicable vesting date.
(4)The remaining unexercisable portion of Mr. Perica’s stock option award for a total 50,000 shares of common stock will vest ratably on October 1, 2022 and 2023, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(5)One-third of the remaining unexercisable portion of Mr. Perica’s stock option award for a total 50,000 shares of common stock vested on February 23, 2022. The remaining two-thirds will vest ratably on February 23, 2023 and 2024, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(6)One-third of the unexercisable portion of Mr. Perica’s stock option award for a total 15,000 shares of common stock will vest on August 3, 2022. The remaining two-thirds will vest ratably on August 3, 2023 and 2024, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(7)One-third of the unexercisable portion of Mr. Perica’s stock option award for a total 12,500 shares of common stock will vest on December 13, 2022. The remaining two-thirds will vest ratably on December 13, 2023 and 2024, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(8)The remaining unexercisable portion of Mr. Brossard’s stock option award for a total 100,000 shares of common stock will vest ratably on June 3, 2022 and 2023, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(9)One-third of the unexercisable portion of Mr. Brossard’s stock option award for a total 25,000 shares of common stock will vest on December 13, 2022. The remaining two-thirds will vest ratably on December 13, 2023 and 2024, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
Rimini Street, Inc. | 37

	Restricted Stock Unit (“RSU”) Awards(1)
Name	Number of RSUs that Have Not Vested		Market Value of RSUs that Have Not Vested(2)
Seth A. Ravin	8,334	(3)	$49,754
	154,709	(4)	923,613
	100,000	(5)	597,000

Michael L. Perica	66,667	(6)	$398,002
	25,000	(7)	149,250
	25,000	(8)	149,250
	15,000	(9)	89,550
	25,000	(10)	149,250

Gerard Brossard	133,334	(11)	$796,004
	133,334	(12)	796,004
	50,000	(13)	298,500

_____________________________
(1)All RSU awards have been granted under equity incentive plans approved by our stockholders.
(2)Based on the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2021 ($5.97).
(3)Mr. Ravin was awarded 25,000 RSUs in May 2019, 16,666 of which vested on each of May 7, 2021 and 2020. The remaining 8,334 RSUs will vest on May 7, 2022, subject to his continued status as a “Service Provider” to the Company on the vesting date.
(4)Mr. Ravin was awarded 232,062 RSUs in June 2020, 77,353 of which vested on June 3, 2021. The remaining 154,709 RSUs will vest ratably on June 3, 2022 and 2023, respectively, subject to his continued status as a “Service Provider” to the Company on the applicable vesting date.
(5)Mr. Ravin was awarded 100,000 RSUs in December 2021, which RSUs will vest ratably on December 13, 2022, 2023, and 2024, respectively, subject to his continued status as a “Service Provider” to the Company on the applicable vesting date.
(6)Mr. Perica was awarded 100,000 RSUs in October 2020, 33,333 of which vested on October 1, 2021. The remaining 66,667 RSUs will vest ratably on October 1, 2022 and 2023, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(7)Mr. Perica was awarded 25,000 RSUs in February 2021, 8,333 of which vested on February 23, 2022. The remaining 16,667 RSUs will vest ratably on February 23, 2023 and 2024, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(8)Mr. Perica was awarded 25,000 RSUs in April 2021, 8,333 of which vested on April 6, 2022. The remaining 16,667 RSUs will vest ratably on April 6, 2023 and 2024, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(9)Mr. Perica was awarded 15,000 RSUs in August 2021, which RSUs will vest ratably on August 3, 2022, 2023 and 2024, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(10)Mr. Perica was awarded 25,000 RSUs in December 2021, which RSUs will vest ratably on December 13, 2022, 2023 and 2024, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
Rimini Street, Inc. | 38

(11)Mr. Brossard was awarded 200,000 RSUs in June 2020, 66,666 of which vested on June 3, 2021. The remaining 133,334 RSUs will vest ratably on June 3, 2022 and 2023, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(12)Mr. Brossard was awarded 200,000 RSUs in November 2020, 66,666 of which vested on November 20, 2021. The remaining 133,334 RSUs will vest ratably on November 20, 2022 and 2023, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
(13)Mr. Brossard was awarded 50,000 RSUs in December 2021, which RSUs will vest ratably on December 13, 2022, 2023 and 2024, respectively, subject to his continued service as an employee of the Company on the applicable vesting date.
Rimini Street, Inc. | 39

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
    Presented below is information about each of our Equity Incentive Plans as of December 31, 2021:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Stockholders
2007 Stock Plan	852,001	(1)	$2.49	—
2013 Equity Incentive Plan	9,295,256	(2)	6.41	4,324,308	(3)
2018 Employee Stock Purchase Plan	—		—	5,000,000	(4)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
Total	10,147,257		$5.82	9,324,308
_____________________________

(1)The 2007 Stock Plan (the “2007 Plan”) reserved up to approximately 14,254,000 shares of common stock for the grant of stock options and stock purchase rights to our employees and directors. The 2007 Plan was terminated in November 2013, however, the terms of the 2007 Plan continue to govern any outstanding awards thereunder. Grants under the 2007 Plan consist solely of stock options. As of December 31, 2021, the Company had 0.8 million stock options outstanding under the 2007 Plan.
(2)In October 2013, we established the 2013 Plan, which provides for grants of stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares. The authorized shares of common stock under the 2013 Plan are increased for outstanding options under the 2007 Plan that are subsequently forfeited or expire unexercised. Accordingly, options that expire or are forfeited under the 2007 Plan become available for re-grant under the 2013 Plan. Through December 31, 2021, grants under the 2013 Plan consist solely of stock options and RSUs. The 2013 Plan will expire in July 2027. As of December 31, 2021, the Company had 6.0 million stock options outstanding and 3.3 million RSUs outstanding under the 2013 Plan.
(3)On the first day of each fiscal year beginning in 2018, the 2013 Plan provides that the number of authorized shares available for issuance will increase in an amount equal to the lesser of: (i) approximately 4.8 million shares; (ii) 4% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as the Board may determine. On February 22, 2022, the Board approved an increase in the authorized shares for 3,484,296 shares, which is excluded from this amount.
(4)In June 2018, our stockholders approved the Rimini Street, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides for the purchase by employees of up to an aggregate of 5,000,000 shares of common stock. The purchase price per share at which shares are sold in an offering period under the ESPP will be equal to the lesser of 85% of the fair market value of the shares (i) on the first trading day of the offering period, or (ii) on the purchase date (i.e., the last trading day of the offering period). Offering periods will consist of two six-month periods generally commencing twice each calendar year. The purpose of the ESPP is to provide an opportunity for eligible employees to purchase shares of our common stock at a discount through voluntary contributions from such employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such employees and our stockholders. Through December 31, 2021, no offering period under the ESPP had commenced and no shares of common stock have been issued under the ESPP.
Rimini Street, Inc. | 40

PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background
Section 14A of the Exchange Act requires the Company to seek a non-binding, advisory vote (“Say on Pay” vote) from its stockholders to approve the compensation of its Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative disclosure in this Proxy Statement.
This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee. However, both the Board and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
The vote on this Proposal 2 is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement. As discussed in those disclosures, our Board believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.
Proposal
The Company is presenting this Proposal 2, which gives you, as a stockholder, the opportunity to express your view on the compensation of our Named Executive Officers by voting FOR or AGAINST the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2022 Proxy Statement, is hereby APPROVED.”
Board of Directors Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
Vote Required
Approval of this Proposal 2 requires the affirmative vote of a majority of the voting power of the shares represented at the Annual Meeting and entitled to vote.
Even though the results of the Say on Pay vote will not be binding on the Company, the Board or the Compensation Committee and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, the Board or the Compensation Committee, the Board and the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation decisions.
Rimini Street, Inc. | 41

DIRECTOR COMPENSATION
We generally use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. Additionally, our directors are reimbursed for reasonable travel expenses incurred in attending meetings. In setting director compensation, we consider the significant amount of time that directors expend fulfilling their duties to us as well as the skill level required of such directors. For the year ended December 31, 2021, non-employee director compensation was paid through cash compensation and the issuance of RSUs as discussed in the table below.
Effective January 1, 2021, the Company’s cash and equity compensation program for its non-employee directors includes cash compensation for Board service, committee service, service as Lead Independent Director, and service as a Board committee chair, and provides for automatic annual grants of RSUs as set forth in the Company’s Non-Employee Director Compensation Policy, a copy of which is filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

	Director Fees Paid in Cash					Stock Awards(14)		Option Awards(17)	Total Compensation
Director Name(1)	Director		Committee(s)		Total

Jack L. Acosta	$40,000	(2)	$20,000	(7)	$60,000	$254,997	(15)	—	$314,997
Steve Capelli	40,000	(2)	25,404	(8)	65,404	254,997	(15)	—	320,401
Katrinka McCallum	10,000	(3)	2,500	(9)	12,500	300,323	(15)	—	312,823
Robin Murray	40,000	(2)	5,000	(10)	45,000	254,997	(15)	—	299,997
Jay Snyder	40,000	(2)	7,260	(11)	47,260	42,497	(15)	—	89,757
Margaret (Peggy) Taylor	60,000	(2)(4)	25,000	(12)	85,000	254,997	(15)	—	339,997
Thomas Ashburn	16,767	(5)	7,335	(13)	24,102	74,997	(15)	—	99,099
Antonio Bonchristiano	13,698	(6)	—		13,698	74,997	(15)(16)	—	88,695
_____________________________
(1)During 2021, Seth A. Ravin was an executive officer who also served as a member of the Board. Mr. Ravin has been omitted from this table since he received compensation for his service as an executive officer but did not receive additional compensation for serving as a director of the Company. Mr. Ravin’s compensation is described above in the “Summary Compensation Table.”
(2)Each of our non-employee directors who served for the entire 2021 calendar year received an annual retainer of $40,000 for service in 2021. Board members who serve on committees/as committee chairpersons receive additional compensation shown in the “Committee(s)” column. All Board and committee retainers are payable in cash on a quarterly basis.
(3)Ms. McCallum was appointed to the Board on October 1, 2021, resulting in a pro-rated annual director retainer of $10,000 paid for service in 2021.
(4)Ms. Taylor serves as Lead Independent Director for which an annual retainer of $20,000 was paid for service in 2021 in addition to the $40,000 retainer that all non-employee Board members receive.
(5)During 2021, Mr. Ashburn served as a member of the Board until the expiration of his term at the 2021 annual meeting of stockholders, resulting in a pro-rated annual director retainer of $16,767 paid for service in 2021.
(6)During 2021, Mr. Bonchristiano served as a member of the Board until his resignation effective May 5, 2021, resulting in a pro-rated annual director retainer of $14,246 paid for service in 2021.
(7)Mr. Acosta serves as Chair of the Audit Committee for which an additional annual retainer of $20,000 was paid for service in 2021.
(8)Mr. Capelli serves as a member of the Audit Committee, the Compensation Committee and the Nominating Committee. He was appointed the Chair of the Nominating Committee on June 2, 2021. The total committee fees for
Rimini Street, Inc. | 42

Mr. Capelli represent the additional annual retainers earned by Mr. Capelli for his service on the Audit Committee ($10,000) and the Compensation Committee ($7,500) in 2021, as well as the combined pro rata portions of the additional annual retainers ($7,904) earned by Mr. Capelli for his service as both a member of the Nominating Committee from January 1, 2021 through June 1, 2021 and as Chair of the Nominating Committee from June 2, 2021 through the end of 2021.
(9)Ms. McCallum was appointed to the Audit Committee on October 1, 2021. The total committee fees for Ms. McCallum represent the pro rata portion of the additional annual retainer earned by Ms. McCallum for her service on the Audit Committee in 2021
(10)Mr. Murray serves as a member of the Nominating Committee for which an additional annual retainer of $5,000 was paid for service in 2021.
(11)Mr. Snyder was appointed to both the Nominating Committee and the Compensation Committee on June 2, 2021. The total committee fees for Mr. Snyder represent the pro rata portion of the additional annual retainer earned by Mr. Snyder for his service on the Nominating Committee ($2,904) and the Compensation Committee ($4,356) in 2021.
(12)Ms. Taylor serves as Chair of the Compensation Committee for which an additional annual retainer of $15,000 was paid for service in 2021. Ms. Taylor is also a member of the Audit Committee for which an additional annual retainer of $10,000 was paid for service in 2021.
(13)Prior to the expiration of his term at the 2021 annual meeting of stockholders, Mr. Ashburn served as Chair of the Nominating Committee and as a member of the Compensation Committee. The total committee fees for Mr. Ashburn represent the pro rata portion of the additional annual retainers for his service as Chair of the Nominating Committee and as a member of the Compensation Committee in 2021 prior to the expiration of his term.
(14)The aggregate number of Stock Awards held by each of the non-employee Board members as of December 31, 2021, was as follows: Mr. Acosta: 27,565 RSUs, Mr. Capelli: 27,565 RSUs, Ms. McCallum: 30,614 RSUs, Mr. Murray: 27,565 RSUs, Mr. Snyder: 38,226 RSUs and Ms. Taylor: 27,565 RSUs.
(15)On January 4, 2021, with the exception of Mr. Snyder, each of the then-current non-employee Board members were granted 16,375 RSUs, 100% of which vested on June 2, 2021, contingent upon their remaining a member of the Board through such date. On January 4, 2021, Mr. Snyder was granted 2,729 RSUs, 100% of which vested on June 2, 2021. On June 2, 2021, with the exception of Mr. Snyder, each of the non-employee Board members whose terms continued beyond the date of our 2021 annual meeting of stockholders was granted 27,565 RSUs, 100% of which will vest on June 1, 2022 (the date of the Annual Meeting) contingent upon their continued service as a member of the Board through such date. On June 2, 2021, Mr. Snyder was granted 4,594 RSUs, 100% of which will vest on June 1, 2022 (the date of the Annual Meeting) contingent upon his continued service as a member of the Board through such date. On October 1, 2021, Ms. McCallum was granted 30,614 RSUs, 50% of which will vest upon the earlier to occur of the one-year anniversary of the grant date or the day prior to the Company’s next annual meeting of stockholders occurring after the grant date, and the remainder of which shall vest upon the earlier to occur of the two-year anniversary of the grant date or the day prior to the second annual meeting of stockholders occurring after the grant date, contingent, in case, upon her continued service as a member of the Board through the applicable vesting date. The aggregate grant date fair value for the RSU awards was computed in accordance with FASB ASC 718. A discussion of all assumptions made in the valuation of the awards is in Note 8, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K filed with the SEC on March 2, 2022. For purposes of this table, the entire fair value of awards is reflected in the year of grant, without regard to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period.
(16)Upon his resignation from the Board on May 5, 2021, Mr. Bonchristiano forfeited 100% of the unvested RSUs granted to him in January 2021.
(17)No Option Awards were granted during 2021 to the non-employee Board members. The aggregate number of Option Awards held by each of the non-employee Board members as of December 31, 2021, was as follows: Mr. Acosta: 256,067, Mr. Capelli: 137,361, Ms. McCallum: no Option Awards, Mr. Murray: 137,361, Mr. Snyder: no Option Awards, and Ms. Taylor: 257,067.

Rimini Street, Inc. | 43

PROPOSAL NO. 3 — PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
Background
The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit our Company’s consolidated financial statements for the fiscal year ending December 31, 2022. The submission of this matter for ratification by stockholders is not legally required; however, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Audit Committee and the Board on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm as our Company’s external auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm to be our Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.
Board of Directors Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares represented at the Annual Meeting and entitled to vote.
KPMG Representative — Attendance at the Annual Meeting
A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.
Rimini Street, Inc. | 44

FEES PAID TO AUDITORS
    KPMG charged the following fees related to our 2021 and 2020 financial statements, all of which were approved by the Audit Committee:

	2021			2020
	Amount		Percent	Amount		Percent
Audit fees	$2,378,500	(1)	99.9%	$2,481,025	(3)	99.9%
All other fees	2,730	(2)	0.1%	2,730	(2)	0.1%
Total	$2,381,230		100.0%	$2,483,755		100.0%
_____________________________

(1)Consists of fees for the quarterly reviews of our financial statements filed with the SEC during 2021 and the audit of our annual financial statements and related expenses for the year ended December 31, 2021, for a total of $2,166,000. Additionally, consists of fees incurred in 2021 relating to the impact on the Company of the SEC’s April 2021 “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (SPACs)” of $110,000, as well as fees related to the issuance of consents in 2021 related to registration statements filed with the SEC on Form S-3 and Form S-8 of $102,500.
(2)Consists of fees relating to an annual subscription to KPMG’s Accounting Research Online tool.
(3)Consists of fees for the quarterly reviews of our financial statements filed with the SEC during 2020 and the audit of our annual financial statements and related expenses for the year ended December 31, 2020, for a total of $2,420,025, as well as fees related to the issuance of consents in 2020 related to registration statements filed with the SEC on Form S-3 and Form S-8 of $61,000.

Rimini Street, Inc. | 45

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances
All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. To facilitate the pre-approval process, the Audit Committee of the Board has adopted an “Audit and Non-Audit Services Pre-Approval Policy” (the “Pre-Approval Policy”). Under the Pre-Approval Policy, proposed audit and permissible non-audit services may either (i) be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”) or (ii) require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditors. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee (or the Audit Committee chairperson, to the extent such authority has been delegated by the Audit Committee) if it is to be provided by the independent auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. The Audit Committee has delegated authority to Mr. Acosta, as Chairman of the Audit Committee, to address certain types of requests for specific pre-approval, provided that any such pre-approvals are presented to the full Audit Committee at its next meeting.
The Pre-Approval Policy also identifies a list of non-audit services that the independent auditors are prohibited from providing in accordance with SEC rulemaking governing outside auditor independence. You can find a copy of the Pre-Approval Policy on the “Investor Relations” subpage of our website.
Rimini Street, Inc. | 46

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
Our Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2021 and discussed them with management and our independent registered public accounting firm, KPMG.
Our Audit Committee has also received from, and discussed with, KPMG various communications that KPMG is required to provide to our Audit Committee, including the matters required by the applicable standards of the Public Company Accounting Oversight Board and the SEC.
In addition, KPMG provided our Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm’s independence.
Based on the review and discussions referred to above, our Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

By the Audit Committee of the Board of Directors of Rimini Street, Inc.

Jack L. Acosta (Chair)
Steve Capelli
Katrinka B. McCallum
Margaret (Peggy) Taylor
_____________________________
(1)The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Rimini Street, Inc. | 47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director, (ii) each Named Executive Officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock, in each case as of the Record Date, unless otherwise indicated below. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days after the Record Date and shares of common stock issuable upon the vesting of RSUs that vest within 60 days after the Record Date. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Percentage ownership calculations are based on shares of common stock outstanding as of the Record Date. In computing the number of shares of common stock beneficially owned by each person, entity or group and the related percentage ownership, we included in both the numerator and the denominator shares of common stock subject to options or warrants held by that person, entity or group that are currently exercisable or exercisable within 60 days of the Record Date and shares of common stock issuable upon the vesting of RSUs held by that person, entity or group that vest within 60 days after the Record Date. We did not include these shares, however, for the purpose of computing the percentage ownership of any other person or entity. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Rimini Street, Inc., 3993 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Named Executive Officers and Directors:
Seth A. Ravin(1)	12,048,580	13.75%
Jack L. Acosta(2)	378,630	*
Steve Capelli(3)	259,024	*
Katrinka B. McCallum(4)	15,307	*
Robin Murray(5)	23,824,357	27.32%
Jay Snyder(6)	74,587	*
Margaret (Peggy) Taylor(7)	379,630	*
Gerard Brossard(8)	215,410	*
Michael L. Perica(9)	67,787	*

All Current Executive Officers and Directors as a Group (15 Persons)(10)	40,071,729	44.51%

Other 5% Stockholders:
Entities Affiliated with Adams Street Partners, LLC(11)	23,824,357	27.32%
______________________________________________
*Represents beneficial ownership of less than 1% of the shares of common stock.
(1)Consists of (i) 11,406,509 shares of our common stock beneficially owned by Seth A. Ravin, Trustee of The SAR Trust U/A/D August 30, 2005, (ii) 69,539 shares of our common stock owned by Mr. Ravin, individually, (iii) 486,845 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iv) 85,687 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(2)Consists of (i) 94,998 shares of our common stock, (ii) 256,067 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iii) 27,565 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(3)Consists of (i) 100 shares of our common stock beneficially owned by Steve Capelli, Trustee of the Steven Capelli Living Trust, (ii) 93,998 shares of our common stock owned by Mr. Capelli, individually, (iii) 137,361 shares of our
Rimini Street, Inc. | 48

common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iv) 27,565 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(4)Consists of 15,307 shares of our common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(5)As discussed under footnote (11), below, consists of (i) an aggregate of 23,565,433 shares of our common stock held by affiliates of Adams Street Partners, LLC of which Mr. Murray may be deemed to be a beneficial owner, (ii) 137,361 shares of our common stock issuable upon exercise of options held by Mr. Murray and exercisable within 60 days of the Record Date, (iii) 27,565 shares of common stock issuable upon the vesting of RSUs held by Mr. Murray that will vest within 60 days of the Record Date and (iv) 93,998 shares of common stock held by Mr. Murray, individually (by agreement with the ASP Growth Equity Funds (as defined below), Mr. Murray is deemed to hold these shares for the benefit of the ASP Growth Equity Funds and, as a result, these shares may be deemed to be beneficially owned by Adams Street Partners, LLC). Mr. Murray, a member of our Board of Directors, is a partner with Adams Street Partners, LLC. Mr. Murray disclaims beneficial ownership of the shares held by affiliates of Adams Street Partners, LLC and himself except to the extent of his pecuniary interest therein.
(6)Consists of (i) 36,361 shares of our common stock and (ii) 38,226 shares of our common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(7)Consists of (i) 1,000 shares of our common stock beneficially owned by Margaret (Peggy) Taylor, trustee of the Margaret Taylor Trust, (ii) 93,998 shares of our common stock owned by Ms. Taylor, individually, (iii) 257,067 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iv) 27,565 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(8)Consists of (i) 82,078 shares of our common stock, (ii) 66,666 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iii) 66,666 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(9)Consists of (i) 34,445 shares of our common stock and (ii) 33,332 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(10)Consists of (i) 1,514,834 shares of our common stock, (ii) 1,243,579 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iii) 50,004 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date owned by all other executive officers not named in the table as well as the amounts listed in the Number of Shares Beneficially Owned column above.
(11)Based partially on information provided to the Company by the stockholder and disclosed on a Schedule 13D/A filed on behalf of Adams Street Partners, LLC on February 14, 2022. Consists of (i) an aggregate of 23,565,433 shares of our common stock held by entities that are affiliates of Adams Street Partners, LLC, (ii) 137,361 shares of our common stock issuable upon the exercise of options held by Robin Murray, who is a member of our Board of Directors, and exercisable within 60 days of the Record Date, as discussed under footnote (5), (iii) 27,565 shares of common stock issuable upon the vesting of RSUs held by Mr. Murray that will vest within 60 days of the Record Date, as discussed under footnote (5) and (iv) 93,998 shares of our common stock owned by Mr. Murray, individually. Includes (a) 4,320,786 shares of our common stock held by Adams Street 2007 Direct Fund, L.P., (b) 4,870,262 shares of our common stock held by Adams Street 2008 Direct Fund, L.P., (c) 4,267,067 shares of our common stock held by Adams Street 2009 Direct Fund, L.P., (d) 1,313,301 shares of our common stock held by Adams Street 2013 Direct Fund, LP, (e) 1,786,318 shares of our common stock held by Adams Street 2014 Direct Fund LP, (f) 1,371,200 shares of our common stock held by Adams Street 2015 Direct Venture/Growth Fund LP, (g) 1,353,906 shares of our common stock held by Adams Street 2016 Direct Venture/Growth Fund LP, (h) 3,982,079 shares of our common stock held by Adams Street Venture/Growth Fund VI LP, (i) 300,514 shares of our common stock held by Adams Street Rimini Aggregator LLC (“ASRA”) and (j) 93,998 shares of common stock held by Mr. Murray, who is a partner of Adams Street Partners, LLC, individually. By agreement with the aforementioned funds, Mr. Murray is deemed to hold these shares of common stock for the benefit of the funds. The shares owned by the aforementioned funds and by Mr. Murray are aggregated for purposes of reporting ownership information and, together, the aforementioned funds and Mr. Murray beneficially hold more than 5% of our capital stock. Adams Street Partners, LLC is the managing member of the general partner or the managing member of the general partner of the general partner of Adams Street 2007 Direct Fund, L.P., Adams Street 2008 Direct Fund, L.P., Adams Street 2009 Direct Fund, L.P., Adams Street 2013 Direct Fund LP, Adams Street 2014 Direct Fund LP, Adams Street 2015 Direct Venture/Growth Fund LP, Adams Street 2016 Direct Venture/Growth Fund LP, and Adams Street Venture/Growth Fund VI LP
Rimini Street, Inc. | 49

(collectively, the “ASP Growth Equity Funds”) and may be deemed to beneficially own the shares held by them and by Mr. Murray. Thomas Bremner, Jeffrey Diehl, Elisha P. Gould III, Brian Dudley, Fred Wang and Mr. Murray, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by the ASP Growth Equity Funds and Mr. Murray. Adams Street Partners, LLC and Messrs. Bremner, Diehl, Gould, Dudley, Wang and Murray disclaim beneficial ownership of the shares held by the ASP Growth Equity Funds and Mr. Murray except to the extent of their pecuniary interest therein. Adams Street Partners, LLC is the manager of ASRA and may be deemed to beneficially own the shares held by ASRA. David Brett, Alex Kessel, Michael Taylor, Benjamin Wallwork, and Craig D. Waslin, each of whom is a partner or principal of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by ASRA. Adams Street Partners, LLC and Messrs. Brett, Kessel, Taylor, Wallwork and Waslin disclaim beneficial ownership of the shares held by ASRA except to the extent of their pecuniary interest therein. The business address of the foregoing entities and individuals is One North Wacker Drive, Suite 2700, Chicago, Illinois 60606.

Rimini Street, Inc. | 50

OTHER MATTERS AND ADDITIONAL INFORMATION
Householding of Proxy Materials
    We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of this Proxy Statement and our 2021 Annual Report. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.
    At this time, householding is only available to street name holders (i.e., those stockholders who hold their shares through a brokerage or other financial institution); householding is not available for registered stockholders (i.e., those stockholders with certificates registered in their name or shares registered in their name in book entry format).
    Stockholders who hold their shares through a brokerage or other financial institution may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers/financial institutions.
Regardless of how you hold your shares, if you received a household mailing this year, and you would like to receive additional copies of our proxy materials for the Annual Meeting, please submit your request to our Rimini Street Investor Relations Department by email at IR@riministreet.com, by calling (925) 523-7636 or by directing a written request to Dean Pohl, Vice President of Investor Relations, c/o Rimini Street, Inc., at the address of our principal executive offices (see the first page of this Proxy Statement for address information), and we will promptly deliver the requested copy.
Stockholder Proposals to be Presented at the Next Annual Meeting
    Stockholder proposals intended to be included in the proxy statement for the 2023 annual meeting of stockholders pursuant to SEC Rule 14a-8 must be received by our Secretary no later than December 30, 2022. In order to be considered for inclusion in our proxy statement, these proposals must satisfy the requirements of SEC Rule 14a-8.
    Our Bylaws also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary between 75 and 45 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the Annual Meeting (that is, between February 13, 2023 and March 15, 2023); provided, however, that if the 2023 annual meeting date is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary no earlier than the close of business 120 days prior to the 2023 annual meeting, and no later than the close of business on the later of (i) 90 days prior to the 2023 annual meeting, or (ii) on or before 10 days after the day on which the date of the 2023 annual meeting is first disclosed in a public announcement. Notice of any such stockholder proposals and director nominations must satisfy the requirements set forth in our bylaws. The Board, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023.
    All notices of proposals or nominations, as applicable, must be addressed to our Secretary at our principal executive offices (see the first page of this Proxy Statement for address information).
Availability of Annual Report to Stockholders and Report on Form 10-K
    Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 2, 2022 (exclusive of exhibits and documents incorporated by reference), may be obtained for free by directing written requests to: Andrew J. Terry, Corporate Secretary, c/o Rimini Street, Inc., at the address of our principal executive offices (see the first page of this Proxy Statement for address information). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the internet at the SEC’s website, www.sec.gov, or at https://investors.riministreet.com/financials-and-filings/sec-filings.
Rimini Street, Inc. | 51

Other Matters to be Presented for Action at the Annual Meeting
Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

Rimini Street, Inc. | 52

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

The 2022 Proxy Statement and the 2021 Annual Report to Stockholders are available at https://www.cstproxy.com/riministreet/2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RIMINI STREET, INC.

The undersigned appoints Seth A. Ravin and Andrew J. Terry, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Rimini Street, Inc. held of record by the undersigned at the close of business on April 19, 2022 at the Annual Meeting of Stockholders of Rimini Street, Inc.

The Annual Meeting of Stockholders is to be held online at
https://www.cstproxy.com/riministreet/2022
at 12:00 p.m. Pacific Time on June 1, 2022
or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

RIMINI STREET, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 31, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend;

https://www.cstproxy.com/riministreet/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

1. Election of Class II Directors

	FOR	WITHHOLD
(1) Katrinka B. McCallum	☐	☐
(2) Robin Murray	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________, 2022

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.